UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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IMH Financial Corporation

(Name of Registrant as Specified In Its Charter)

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7001 N. Scottsdale Road

Suite 2050

Scottsdale, Arizona 85253

To Our Stockholders:

On behalf of the Board of Directors, it is my pleasure to invite you to the 2015 Annual Meeting of Stockholders of IMH Financial Corporation to be held at Hilton Scottsdale Resort, 6333 N. Scottsdale Road, Scottsdale, Arizona on July 21, 2015 at 9:00 a.m. local time.

In accordance with the rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders over the Internet. It is anticipated that the Notice of Internet Availability of Proxy Materials will be mailed to our stockholders of record on or about June 10, 2015. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials and vote online, by phone or by mail.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters we expect to be acted upon at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting regardless of the size of your securities holdings. Whether or not you plan to attend the Annual Meeting in person, please authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares by mail, telephone or Internet.

Sincerely,

Lawrence D. Bain

Chairman and Chief Executive Officer

June 10, 2015

IMH FINANCIAL CORPORATION

IMH Financial Corporation

7001 N. Scottsdale Road

Suite 2050

Scottsdale, Arizona 85253

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS

To Be Held on July 21, 2015

The Annual Meeting of Stockholders of IMH Financial Corporation, a Delaware corporation, will be held on July 21, 2015, at the Hilton Scottsdale Resort, 6333 N. Scottsdale Road, Scottsdale, Arizona beginning at 9:00 a.m. local time. The matters to be considered and voted upon by stockholders at the Annual Meeting, which are described in detail in the accompanying proxy statement, are:

(1)	to elect as directors the four (4) individuals nominated by our Board of Directors, each to serve until the 2016 annual meeting of stockholders or until such time as their successors are duly elected and qualified;

(2)	to consider and vote upon a proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

(3)	to consider and, in an advisory (non-binding) vote, approve the Company’s compensation program for its named executive officers;

(4)	to consider and, in an advisory (non-binding) vote, approve the Board’s recommendation regarding the frequency of an advisory vote on our executive compensation program;

(5)	to consider and vote upon a proposal to increase the number of shares authorized under the First Amended and Restated 2010 IMH Financial Corporation Employee Stock Incentive Plan; and

(6)	to consider and vote upon the 2014 IMH Financial Corporation Non-Employee Director Compensation Plan.

The Board of Directors has fixed the close of business on June 1, 2015 as the record date for the Annual Meeting. Only holders of record of our Common Stock and Preferred Stock as of that date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

You are entitled to attend the Annual Meeting only if you were a stockholder of the Company on the record date (June 1, 2015) or hold a valid proxy for the Annual Meeting. You should be prepared to present valid photo identification for admittance. If you do not provide photo identification, you will not be admitted to the Annual Meeting.

By Order of the Board of Directors

Jonathan Brohard

General Counsel and Corporate Secretary

June 10, 2015

Important notice regarding the availability of proxy materials for the stockholder meeting to be held on July 21, 2015. The Proxy Statement, proxy card and annual report on Form 10-K are available, free of charge, at www.proxydocs.com/IMHF.

IMH Financial Corporation

7001 N. Scottsdale Road

Suite 2050

Scottsdale, Arizona 85253

PROXY

STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of IMH Financial Corporation, a Delaware corporation (the “Company,” “we,” “our,” and “us”), of proxies to be used at the annual meeting of stockholders of the Company to be held on July 21, 2015 (the “Annual Meeting”) and at any adjournments or postponements to the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on July 21, 2015: This Proxy Statement and our annual report on Form 10-K are available on the internet at www.proxydocs.com/IMHF. On this site, you will be able to access this Proxy Statement, our annual report on Form 10-K for the fiscal year ended December 31, 2014, and any amendments or supplements to the foregoing material that is required to be furnished to stockholders.

GENERAL INFORMATION ABOUT VOTING

Who Can Vote

Common and preferred stockholders of record at the close of business on June 1, 2015 are eligible to vote at the Annual Meeting. As of June 1, 2015, we had outstanding (i) 85,000 shares of Common Stock, (ii) 3,491,758 shares of Class B-1 Common Stock, (iii) 3,492,954 shares of Class B-2 Common Stock, (iv) 7,159,759 shares of Class B-3 Common Stock, (v) 313,790 shares of Class B-4 Common Stock and (vi) 735,801 shares of Class C Common Stock ((i) through (vi) collectively, the “Common Shares”), (vii) 2,604,852 shares of Series B-1 Cumulative Convertible Preferred Stock (the “B-1 Preferred Shares”) and (viii) 5,595,148 shares of Series B-2 Cumulative Convertible Preferred Stock (the “B-2 Preferred Shares,” and with the B-1 Preferred Shares, collectively referred to as the “Preferred Shares,” and with the Common Shares, sometimes collectively referred to as “Shares” or “Voting Shares”). Under our by-laws, each Common Share entitles the holder to one vote on all matters entitled to be voted on by holders of our Common Shares. Under the Certificate of Designation of Series B-1 Cumulative Convertible Preferred Stock and Series B-2 Cumulative Convertible Preferred Stock (the “Certificate of Designation”) filed with the Delaware Secretary of State, other than as set forth below, holders of our Preferred Shares vote together as a single class with the holders of our Common Shares and the holders of any other securities issued by the Company that are entitled to vote together with the holders of our Common Shares, with each Preferred Share entitled to such number of votes as are equal to the number of Common Shares into which such Preferred Shares would then be convertible pursuant to the Certificate of Designation which, as of June 1, 2015, the record date for the Annual Meeting, is 8,457,737 votes. In addition, the Company issued restricted stock grants to certain of our officers and employees pursuant to which such individuals, as of the record date of the Annual Meeting, hold, in the aggregate, an additional 1,440,082 votes on all matters entitled to be voted on by the holders of our Common Shares.

As of June 1, 2015, the record date for the Annual Meeting, all of the B-1 Preferred Shares were held and have been continuously held since the Series B Original Issue Date (as that term is defined in the Certificate of Designation) by JCP Realty Partners, LLC, a Delaware limited liability company (“JCP Realty”), and Juniper NVM, LLC, a Delaware limited liability company (“Juniper NVM”, and with JCP Realty, collectively referred to as “Juniper”) and all of the B-2 Preferred Shares were held and have been continuously held since the Series B Original Issue Date by SRE Monarch, LLC, a Delaware limited liability company (“SRE”).

Pursuant to the Certificate of Designation: (i) for so long as Juniper holds 50% or more of the number of shares of B-1 Preferred Shares it was issued on the Series B Original Issue Date, the holders of the B-1 Preferred Shares, voting as a single class, are entitled to vote for the election of one member (the “Series B-1 Director”) of our Board of Directors; (ii) for so long as SRE holds 50% or more of the number of shares of B-2 Preferred Shares it was issued on the Series B Original Issue Date, the holders of the B-2 Preferred Shares, voting as a single class, are entitled to vote for the election of one member of the Board (the “Series B-2 Director”); and (iii) for so long as either Juniper or SRE holds 50% or more of the number of shares of the Series B-1 Preferred Stock or Series B-2 Preferred Shares, respectively, issued to such parties on the Series B Original Issue Date, the holders of the B-1 Preferred Shares and B-2 Preferred Shares, are entitled to vote for the election of one additional independent member of our Board of Directors (the “Series B Independent Director”). Since Juniper and SRE hold and have continuously held since the Series B Original Issue Date all of the B-1 Preferred Shares and B-2 Preferred Shares, respectively: (A) Juniper has the right to designate the Series B-1 Director; (B) SRE has the right to designate the Series B-2 Director; and (C) Juniper and SRE jointly have the right to designate the Series B Independent Director. The Company has received written designations from Juniper and SRE with respect to each of the director positions referenced above and the biographical summaries of each of these three designated directors are included in this Proxy Statement. Accordingly, there are four directors to be elected by the shareholders at the Annual Meeting.

Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of our Board. We will bear the expense of soliciting proxies for the Annual Meeting, including the mailing cost. In addition to solicitation by mail, our officers or a company of our designation may solicit proxies from stockholders by telephone, e-mail, facsimile or personal interview. Our officers receive no additional compensation for such services.

How to Vote

As a stockholder of record, you may vote in one of the following three ways (whether or not you plan to attend the Annual Meeting): (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy via the Internet at the website address listed on the proxy card. If you attend the Annual Meeting, you may vote in person at the meeting even if you have previously completed your proxy by mail, telephone or via the Internet.

If your shares are held on your behalf by a third party and are registered in the name of that party or other nominee, then that party is the stockholder of record and you are the beneficial owner. As the beneficial owner of those shares, you are entitled to instruct your nominee as to how to vote your shares. If your shares are held by a third party on your behalf and you wish to attend the Annual Meeting in person and vote at the Annual Meeting, you will need to obtain a legal proxy in your name from such third party.

If you do not specify how you want to vote your shares on your proxy card, or you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors, and your shares are not designated as broker non-votes (see below), we will vote them FOR the election of all nominees for director as set forth in Proposal One below, FOR the ratification of approval of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2015 as set forth in Proposal Two, FOR the increase in the number of shares authorized under the 2010 IMH Financial Corporation Employee Stock Incentive Plan as set forth in Proposal Five, and FOR the approval of the 2014 IMH Financial Corporation Non-Employee Director Compensation Plan as set forth in Proposal Six. If you do not specify how you want to vote your shares on Proposal Three or Proposal Four, the non-binding advisory votes regarding the compensation program for our named executive officers, your votes will be counted as abstentions.

A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Generally, banks and brokers may vote their customers’ shares on proposals considered “routine” and may not vote their customers’ shares on proposals that are not considered “routine” if the customers have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Proposals One, Three, Four, Five and Six described below are not considered “routine” matters. Proposal Two described below is considered a “routine” matter.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by (i) delivering to the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy relating to the same shares and presenting it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the Company’s Secretary at the Company’s principal executive offices, the address of which is noted on the Notice of Annual Meeting, or hand delivered to the Secretary of the Company, before the taking of the vote at the Annual Meeting.

Quorum

The holders of a majority of the issued and outstanding Voting Shares present either in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. The inspectors of election appointed for the Annual Meeting will determine whether a quorum is present. If you have returned valid voting instructions or if you hold your shares in your own name as a holder of record and attend the Annual Meeting in person with your proxy, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the Annual Meeting may be postponed or adjourned until a quorum has been obtained.

Required Votes

The nominees for Director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy shall be elected. Consequently, any Voting Shares present in person or by proxy at the Annual Meeting, but not voted for any reason, have no impact in the election of Directors, except to the extent that the failure to vote for an individual may result in another individual receiving a larger number of votes. Stockholders have no right to cumulative voting as to any matter, including the election of Directors.

In order to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2015 as described in Proposal Two, approve the increase in the number of shares authorized under the First Amended and Restated 2010 IMH Financial Corporation Employee Stock Incentive Plan as set forth in Proposal Five, and approve the 2014 IMH Financial Corporation Non-Employee Director Compensation Plan as set forth in Proposal Six, the affirmative vote of the holders of at least a majority of the Voting Shares present in person or by proxy at the Annual Meeting is required. The number of shares not voted for approval, broker non-votes and the number of abstention votes cast will be counted as voted against these proposals.

Other Business

We do not intend to bring any business before the Annual Meeting other than that set forth in the Notice of the Annual Meeting and described in this Proxy Statement. However, if any other business should properly come before the meeting, the persons named in the proxy card intend to vote in accordance with their best judgment on such business and on any matters dealing with the conduct of the Annual Meeting pursuant to the discretionary authority granted in the proxy.

PROPOSAL ONE:

ELECTION OF DIRECTORS

The Board of Directors currently consists of seven (7) directors: Lawrence D. Bain, Leigh Feuerstein, Dr. Andrew Fishleder, Michael M. Racy, Seth Singerman, Lori Wittman and Jay Wolf. All of our current directors are standing for election or in the case of the Series B-1 Director, Series B-2 Director and Series B Independent Director, designation. Messrs. Wolf and Singerman have been properly designated to serve as the Series B-1 Director and Series B-2 Director for the upcoming year. Ms. Wittman has been properly designated to serve as the Series B Independent Director. Accordingly, only four of the seven available positions on the Board of Directors are subject to election at the Annual Meeting. The Board of Directors has nominated all four current directors standing for re-election and recommends that they be elected to hold office until the next annual meeting of stockholders or their successors are duly elected and qualified.

If any nominee becomes unavailable for any reason or should a vacancy occur before the election, which events are not anticipated, the proxies will be voted for the election of such other person as a Director as the Board of Directors may recommend. Information regarding the nominees is set forth below. The four nominees receiving the greatest number of affirmative votes cast will be elected as directors. Except as otherwise directed on the proxy cards, the proxies will vote all valid proxies for the four nominees listed below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED BELOW.

NOMINEES FOR DIRECTORS

The Board has recommended the following persons as nominees for election as directors at the Annual Meeting:

Name	First Year as Director	Age	Position
Lawrence D. Bain	2014	65	Chairman of the Board of Directors and Chief Executive Officer
Leigh Feuerstein	2014	43	Director and Chair of the Audit Committee
Dr. Andrew Fishleder	2014	62	Director
Michael M. Racy	2014	53	Director

Lawrence D. Bain has served as our Chief Executive Officer and Chairman of the Board since joining us in July 2014. From August 2009 to July 2014, Mr. Bain served as managing partner of ITH Partners, LLC, a private equity and consulting firm. Through ITH Partners, Mr. Bain provided strategic consulting services to the Company from September 2009 to July 2014 relating to, among other things, strategic business matters, asset management, asset dispositions, financing matters (including debt and equity issuances), corporate governance, insurance, and loan underwriting. From 2000 to 2009, Mr. Bain served as chief executive officer of TrueNorth Advisors, LLC, an investment-banking firm providing capital advisory services to small and mid-sized companies. From 2004 to 2009, Mr. Bain served as chief executive officer of ProLink Solutions, LLC, which designs, manufactures, maintains and sells global positioning satellite (GPS) golf course management systems and software to golf course owners and operators worldwide. Mr. Bain spent approximately 20 years in the securities industry holding managing director positions at Stifel, Nicolaus & Company, Inc., Everen Securities, Dean Witter and EF Hutton. Mr. Bain is a graduate of the Ohio State University. We believe that Mr. Bain’s qualifications to serve on our Board of Directors include his extensive capital markets experience, his demonstrated strategic insight with respect to real estate finance and development companies, and his knowledge and understanding of the Company’s operations and industry.

Leigh Feuerstein has served as a director of the Company since July 2014. From April 2008 to April 2014, Mr. Feuerstein served as chief operating officer and chief financial officer of Element Capital Management LLC, a hedge fund based in New York City with over $4 billion in assets under management, where he was responsible for overseeing, among other things, accounting, operations, tax and compliance matters, as well as investor relations. From January 1998 to April 2008, Mr. Feuerstein was the managing member of Oracle Advisory Services, LLC, a financial advisory firm, and was responsible for providing guidance on key operational and deal structure matters to a diverse client base, including multinational corporations, hedge funds, and private equity firms. Prior to founding Oracle Advisory Services, LLC, Mr. Feuerstein worked at KPMG. Mr. Feuerstein is a certified public accountant and graduated from State University of New York—Buffalo. Mr. Feuerstein qualifies as an audit committee financial expert under the rules promulgated by the SEC, and serves as Chair of the Audit Committee of the Board of Directors. We believe Mr. Feuerstein’s qualifications to serve on our Board of Directors include his extensive experience in the asset management industry, his considerable experience in financial and accounting matters, and his experience in the capital markets industry.

Dr. Andrew Fishleder was the Chief Executive Officer of the Cleveland Clinic in Abu Dhabi from 2008 until 2010 where he was responsible for overseeing hospital design and the development of budgets, business plans, staffing plans and start-up hiring. From 2002 to 2008, Dr. Fishleder was Executive Dean at the Cleveland Clinic Lerner College of Medicine of Case Western Reserve University (CWRU) where his responsibilities included oversight of budgeting, donor relations, faculty affairs, curriculum development, and the interface between CWRU and Cleveland Clinic. Dr. Fishleder graduated from the University of Michigan Medical School in 1978. Dr. Fishleder presently serves on the Audit Committee and Compensation Committee of our Board of Directors. We believe Dr. Fishleder’s qualifications to serve on our Board of Directors include his extensive leadership experience related to human capital, organizational development and assessing management effectiveness.

Michael M. Racy has extensive experience in the real estate development industry and in government relations. From 1994 to the present, Mr. Racy has served as President of Racy Associates Incorporated, a firm that he founded which provides services in the areas of local, state, and federal government relations. Mr. Racy has been involved in significant real estate development projects in multiple sectors and has a considerable amount of experience in obtaining the necessary entitlements for major real estate development projects. Mr. Racy also serves as the Government Relations Director for Munger Chadwick, P.L.C., where he manages and directs the government relations practice of that firm. Mr. Racy serves on the Compensation Committee of our Board of Directors. We believe Mr. Racy’s qualifications to serve on our Board of Directors include his extensive knowledge of the real estate development industry.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL FOUR NOMINEES.

Director Designee of the Series B-1 Preferred Shares

The holders of our Series B-1 Preferred Shares are entitled to elect an individual designated by the holders of a majority of the Series B-1 Preferred Shares to serve as a member of our Board of Directors. The director designated by the Series B-1 Preferred Shares may be removed at any time with or without cause only by the holders of a majority of the Series B-1 Preferred Shares, and any vacancy in the directorship of the Series B-1 Preferred Shares designee may be filled only by the holders a majority of the Series B-1 Preferred Shares. The holders of the Series B-1 Preferred Shares have designated Jay Wolf to serve on our Board of Directors. Mr. Wolf currently serves on our Board as the Series B-1 Director. The Board has reviewed the qualifications of Mr. Wolf and believes that Mr. Wolf will make valuable contributions to the Board and the governance of the Company. Mr. Wolf’s biographical information is set forth below:

Jay Wolf (age 42) has served as a director of the Company since July 2014. Mr. Wolf has been Managing Member of Juniper Capital Partners, LLC, the parent company of both Juniper NVM and JCP Realty, from July 2010 to the present. From November 2003 until September 2009, Mr. Wolf was a partner at Trinad Capital

Management LLC, the manager of an activist hedge fund primarily focused on distressed small-cap public companies where Mr. Wolf assisted portfolio companies through board participation, the assemblage of management teams and actively worked to establish the business and financial strategies of these companies. Prior to his work at Trinad, Mr. Wolf served as Executive Vice President of Corporate Development for Wolf Group Integrated Communications Ltd., a marketing communication’s firm providing advertising, public relations and related services. Mr. Wolf began his career at Canadian Corporate Funding, Ltd., a Toronto-based merchant bank, as an analyst in the firm’s senior debt department and subsequently for Trillium Growth Capital, the firm’s venture capital fund. We believe Mr. Wolf’s qualifications to serve on our Board of Directors include his previous and current active advisory role in Juniper’s portfolio of private equity and real estate investments and his prior service on the boards of several public companies, including service as lead independent director. As the Series B-1 Director, Mr. Wolf serves on the Investment Committee of the Board of Directors.

Director Designee of the Series B-2 Preferred Shares

The holders of our Series B-2 Preferred Shares are entitled to elect an individual designated by the holders of a majority of the Series B-2 Preferred Shares to serve as a member of our Board of Directors. The director designated by the Series B-2 Preferred Shares may be removed at any time with or without cause only by the holders of a majority of the Series B-2 Preferred Shares, and any vacancy in the directorship of the Series B-2 Preferred Shares designee may be filled only by the holders a majority of the Series B-2 Preferred Shares. The holders of the Series B-2 Preferred Shares have selected Seth Singerman to serve on our Board of Directors. Mr. Singerman currently serves on our Board as the Series B-2 Director. The Board has reviewed the qualifications of Mr. Singerman and believes that Mr. Singerman will make valuable contributions to the Board and the governance of the Company. Mr. Singerman’s biographical information is set forth below:

Seth Singerman (age 37) has served as a director of the Company since July 2014 and is founder and President of Singerman Real Estate, LLC (“SRE-RE”), an opportunistic real estate investment firm focusing on acquiring and investing in properties, real estate loans and operating companies. Mr. Singerman has sourced direct investments in properties along with performing and non-performing loans in excess of $2.0 billion across all major real estate asset classes. Prior to founding SRE-RE in 2010, Mr. Singerman was a Managing Director of GEM Realty Capital where he worked from 1999-2009. Mr. Singerman is active in numerous local and national philanthropic organizations as well as in several academic organizations including serving as Board Advisor to Real Estate Applied Security Analysis Program, University of Wisconsin – Madison School of Business and James A. Grasskamp Center for Real Estate, as well as Board Member of the Cornell School of Hotel Management Dean’s Leadership Advisory Council. He also is a past Board Member of the NAREIT Investor Advisory Council. He received his MBA with a concentration in Real Estate and Finance from Northwestern University, Kellogg School of Management and his B.S. with a concentration in Real Estate and Finance from Cornell University where he graduated as a Ye Host Honor. As the Series B-2 Director, Mr. Singerman serves on the Investment Committee of the Board of Directors. The Company believes that Mr. Singerman’s qualifications to serve on our Board of Directors include his previous and current active advisory role in SRE’s portfolio of private equity and real estate investments.

Series B Independent Director

For so long as either Juniper or SRE holds 50% or more of the number of shares of the Series B-1 Preferred Shares or Series B-2 Preferred Shares, respectively, issued on the Series B Original Issue Date, the holders of our outstanding Preferred Shares are entitled to designate the Series B Independent Director to serve on our Board of Directors. Juniper and SRE have held all of the Series B-1 Preferred Shares and Series B-2 Preferred Shares, respectively, since the Series B Original Issue Date, and accordingly, have designated Lori Wittman to serve as the Series B Independent Director. Ms. Wittman currently serves on our Board as the Series B Independent Director. The Board has reviewed the qualifications of Ms. Wittman and believes that Ms. Wittman will make valuable contributions to the Board and the governance of the Company. Ms. Wittman’s biographical information is set forth below:

Lori Wittman (age 56) has served as a director of the Company since July 2014. She has extensive experience in the real estate development industry and is presently Senior Vice President of Capital Markets &

Investor Relations for Ventas, Inc., a publicly-held REIT that owns over 1,600 healthcare properties across the United States and Canada. Ms. Wittman leads all capital market, investor relations and marketing activities for Ventas, Inc., and oversees the corporate analyst team responsible for the corporate earnings model. From 2006 through 2011, Ms. Wittman was Chief Financial Officer & Managing Principal for Big Rock Partners, LLC, a real estate private equity firm focused on generating returns through development and redevelopment, where she led all capital markets, accounting and investor activities. Ms. Wittman has also served in various capacities for General Growth Properties, Heitman Financial and Homart Development Company, all entities involved in the investment and/or development of real estate. She also served on the Board of Directors and as Head of the Audit Committee of Green Realty Trust, Inc. Ms. Wittman received her MBA with a concentration in Finance and Accounting from the University of Chicago, and her Masters in City Planning in Housing and Real Estate Finance from the University of Pennsylvania. Ms. Wittman will serve as a member of the Audit Committee and as Chairperson of the Compensation Committee of the Board of Directors. We believe that Ms. Wittman’s qualifications to serve on the Board of Directors include her extensive experience in the real estate investment industry, her considerable experience in financial and accounting matters, and her experience in the capital markets industry.

CORPORATE GOVERNANCE

We believe that we have implemented effective corporate governance policies and observe good corporate governance procedures and practices. We have adopted a number of written policies, including a Code of Business Conduct and Ethics, and charters for our Audit Committee, Compensation Committee and Investment Committee, copies of which are found on our website at www.imhfc.com.

Director Independence

The Board reviews the independence of each director at least annually. During these reviews, the Board will consider transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and our management to determine whether any such transactions or relationships are inconsistent with a determination that the director was independent. Although our shares are not listed for trading on any national securities exchange, our Board has adopted the independence requirements of the New York Stock Exchange (NYSE) in making its determination regarding the independence of its members. The Board has conducted its annual review of director independence. Based upon the foregoing review, the Board has determined that all of our directors are independent other than Mr. Bain, our Chief Executive Officer, and Messrs. Wolf and Singerman, the Series B-1 Director and Series B-2 Director, respectively. Accordingly, our Board of Directors is comprised of a majority of independent directors.

Board and Committee Meetings

The Board of Directors held three meetings during fiscal year 2014. The directors also, on occasion, communicate informally to discuss the affairs of the Company and, when appropriate, take formal action by written consent of all of the directors, in accordance with our Certificate of Incorporation, By-laws and Delaware law. Our Board has three standing committees, the Audit Committee, the Compensation Committee and the Investment Committee. Members of such committees met formally and informally from time to time throughout fiscal year 2014 on committee matters, with the Audit Committee holding two formal meetings, the Compensation Committee holding two formal meetings, and the Investment Committee holding one formal meeting. Each director attended, in person or by telephone, 100% of the meetings of the Board and any committee of which he or she was a member.

Attendance at Annual Meeting

Although the Company does not have a policy with respect to attendance by members of the Board of Directors at its annual meeting of stockholders, all directors are encouraged to attend. There was no shareholder meeting in fiscal 2014.

Committees

General. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Investment Committee. The Audit Committee and Compensation Committee are comprised solely of independent directors as defined in the NYSE listing standards. The Board of Directors has adopted a written charter for each of the committees. These charters, as well as our Code of Business Conduct and Ethics, are posted and available on our website at www.imhfc.com/InvestorRelations. Stockholders may request copies of these corporate governance documents, free of charge, by writing to IMH Financial Corporation, 7001 N. Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253, Attention: Corporate Secretary.

Audit Committee. The Audit Committee is responsible for, among other things, assisting the Board in overseeing (i) the integrity of the Company’s financial statements, (ii) the qualifications and independence of the registered public accounting firm that audits the Company’s financial statements, (iii) the performance of the Company’s auditors and internal audit functions; and (iv) the Company’s internal accounting and financial reporting controls. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s auditors. Additionally, the Audit Committee is responsible for approving all related-party transactions that are required to be disclosed pursuant to Item 404 of SEC Regulation S-K. Each member of the Audit Committee is an independent director as defined by applicable NYSE listing standards and SEC Rule 10A-3. Each member of the Audit Committee also is financially literate. The current members of the Audit Committee are Leigh Feuerstein (Chair), Dr. Andrew Fishleder and Lori Wittman. The Board of Directors has determined that it has at least one “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K, serving on the Audit Committee, Leigh Feuerstein, and that Mr. Feuerstein is an “independent director” as defined by applicable NYSE listing standards.

Compensation Committee. The Compensation Committee is responsible for, among other things, overseeing (i) the compensation of the Company’s executive officers, (ii) the Company’s overall compensation programs, and (iii) the Company’s talent management and organizational development. The Compensation Committee is also responsible for evaluating the performance of our Chief Executive Officer, reviewing and approving the salary and other compensation (including equity-based incentives) of our Chief Executive Officer, overseeing and administering the Company’s equity and non-equity incentive plans, and engaging and determining the fees of any compensation consultants. The Compensation Committee has the authority to delegate certain authority to one or more executive officers of the Company with respect to changes in existing employee benefit plans and the administration of such employee benefit plans. In making its compensation decisions and recommendations, the Compensation Committee takes into account the recommendation of our Chief Executive Officer. Other than giving his recommendation, our Chief Executive Officer does not participate in the Compensation Committee’s decisions regarding his own compensation. Prior to establishment of the Compensation Committee in July 2014, the Board assumed the responsibilities with respect to overseeing the compensation of the Company’s executive officers. The Board engaged ExeComp Solutions LLC (“ExeComp”) in 2014 to advise the Board in connection with the compensation being offered to Mr. Bain who was hired as the Company’s Chief Executive Officer in July 2014. Subsequently, the Board engaged ExeComp in connection with advising the Board with respect to its director compensation policies and program. The Compensation Committee is appointed by the Board, and consists entirely of independent directors, as defined by applicable NYSE listing standards. The current members of this committee are Dr. Andrew Fishleder (Chair), Michael M. Racy and Lori Wittman.

Investment Committee. The primary purposes of the Investment Committee are to assist the Board in reviewing the Company’s investment policies and strategies and in overseeing the Company’s capital and financial resources. No “Investment” (as defined in the Investment Committee’s Charter, a copy of which is posted on the Company’s website at www.imhfc.com/InvestorRelations) on behalf of the Company may be made without the Committee’s approval or the approval of a delegate of the Committee pursuant to an appropriate delegation of the Committee’s authority. In order to carry out its mission and function, and subject to the terms of the Company’s Certificate of Incorporation, the Committee has the authority to:

•	review the investment policies, strategies, transactions and programs of the Company and its subsidiaries to ensure they are consistent with the goals and objectives of the Company;

•	evaluate and approve or disapprove each proposed Investment on behalf of the Company;

•	determine whether applicable investment policies are consistently followed and that procedures are in place to ensure that the Company’s investment portfolio is managed in compliance with its policies;

•	review the performance of the investment portfolios of the Company and its subsidiaries; and

•	approve the Company’s investment policies and guidelines, periodically review and make any necessary changes to such policies and report such changes to the Board.

The current members of the Investment Committee are Lawrence D. Bain (Chair), Seth Singerman and Jay Wolf. The Investment Committee held one meeting during fiscal year 2014.

Nominating Committee. We do not have a standing Nominating Committee. Our Board of Directors has determined that it is appropriate for us not to have a Nominating Committee because all of the matters for which a Nominating Committee would be responsible are presently considered by our entire Board of Directors. We do not have a charter that governs the director nomination process.

Each member of our Board of Directors participates in the consideration of director nominees other than with respect to the Series B-1 Director, the Series B-2 Director and Series B Independent Director who are designated by the holders of our Preferred Shares as described elsewhere in this Proxy Statement. The process followed by our Board of Directors to identify and evaluate director candidates includes requests to members of our Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of our Board of Directors. In considering whether to recommend any particular candidate for inclusion in its slate of recommended director nominees, our Board of Directors considers various criteria including the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest, and ability to act in the interests of all stockholders. Our Board of Directors does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board of Directors does not have a policy with regard to the consideration of diversity in identifying director candidates, but our Board of Directors believes that the backgrounds and qualifications of its directors, considered as a whole, should provide a composite mix of experience, knowledge, and abilities that will allow our Board of Directors to fulfill its responsibilities.

Stockholders may recommend individuals to our Board of Directors for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials. Assuming that appropriate biographical and background material has been provided on a timely basis, our Board of Directors will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

The Board does not currently use an independent search firm in identifying candidates for service on the Board.

The Board will give appropriate consideration to qualified persons recommended by stockholders for nomination as our directors, provided that the stockholder delivers written notice to the Secretary of the Company, which contains the following information:

•	the name and address of the stockholder and each director nominee;

•	a representation that the stockholder is entitled to vote and intends to appear in person or by proxy at the meeting in which such director nominee will be considered for election;

•	a description of any and all arrangements or understandings between the stockholder and each director nominee;

•	such other information regarding the director nominee that would have been required to be included by the SEC in a proxy statement had the director nominee been named in a proxy statement;

•	a brief description of the director nominee’s qualifications to be a director; and

•	the written consent of the director nominee to serve as a director if so elected.

Subject to meeting the above requirements, the Board evaluates director nominees proposed by stockholders using the same criteria as for other candidates not nominated by stockholders.

Board Leadership Structure

We operate in a dynamic industry. Therefore, the Board of Directors believes that our Chief Executive Officer is the most appropriate person to serve as our Chairman of the Board because he possesses in-depth knowledge of the issues, opportunities and challenges facing our business. Because of this knowledge and insight, we believe that he is in the best position to effectively identify strategic opportunities and priorities and to lead the discussion for the execution of the Company’s strategies and achievement of its objectives. As Chairman, our Chief Executive Officer is able to:

•	focus the Board of Directors on the most significant strategic goals and risks of our businesses;

•	utilize the individual qualifications, skills and experience of the other members of the Board in order to maximize their contributions to the Board of Directors;

•	ensure that each other member of the Board of Directors has sufficient knowledge and understanding of our business to enable him or her to make informed judgments; and

•	facilitate the flow of information between the Board of Directors and management of the Company.

The Board of Directors believes that by combining the roles of Chairman and Chief Executive Officer in one person, it promotes the strategic development and execution of our business strategies, which is essential to effective governance. The Board has chosen not to appoint a “lead director,” but instead uses executive sessions of the independent directors, as necessary. In addition, the Audit Committee and Compensation Committee are comprised solely of independent directors. We believe that shared leadership responsibility among the independent directors, as opposed to a single lead director, results in increased engagement of the Board of Directors as a whole, and that having a strong, independent group of directors fully engaged is important for good governance.

The Board’s Role in Risk Oversight

The Board of Directors oversees the risk management of the Company. The full Board of Directors, as supplemented by the appropriate Board committee in the case of risks that are overseen by a particular committee, reviews information provided by management in order for the Board of Directors to oversee risk identification, risk management and risk mitigation strategies. Our Board committees assist the full Board of Directors’ oversight of our material risks by focusing on risks related to the particular area of concentration of the relevant committee. For example, our Compensation Committee oversees risks related to our executive compensation plans and arrangements, our Audit Committee oversees the financial reporting, internal control and related-party transaction risks, and our Investment Committee oversees risks associated with the investments of the Company. Each committee reports on these discussions of the applicable relevant risks to the full Board of Directors during the committee reports portion of the Board of Directors meeting, as appropriate. The full Board of Directors incorporates the insight provided by these reports into its overall risk management analysis.

Certain Relationships and Related Person Transactions

We give careful attention to related person transactions because they may present the potential for conflicts of interest. We refer to “related person transactions” as those transactions, arrangements, or relationships in which:

•	we were, are or are to be a participant;

•	the amount involved exceeds $120,000; and

•	any of our directors, director nominees, executive officers or greater-than five percent stockholders (or any of their immediate family members) had or will have a direct or indirect material interest

To identify related person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. We have adopted a comprehensive written policy for the review, approval or ratification of related person transactions, and our Audit Committee reviews all related person transactions identified by us. The Audit Committee approves or ratifies only those related person transactions that are determined by it to be, under all of the circumstances, in the best interest of the Company and its stockholders. In December 2014, the Company borrowed $5.0 million from SRE Monarch pursuant to a loan agreement and promissory note (the “SRE Note”). The Company used the proceeds from the SRE Note to make a scheduled payment under the Company’s prior existing senior indebtedness to NWRA Ventures I, LLC (“NW Capital”). SRE Monarch is a related party of Seth Singerman, one of the Company’s directors and an affiliate of the holder of all of our Series B-2 Preferred Shares. The SRE Note bears interest at a per annum base rate of 16%, which is subject to increase in the event that the SRE Note is not repaid in full on or prior to its maturity date. The Company paid SRE Monarch a structuring fee of $100,000 at origination and agreed to pay a facility use fee, a facility exit fee and certain other customary fees, costs and expenses in connection with a timely payoff of the SRE Note. The SRE Note was originally scheduled to mature on April 24, 2015, but prior to such date, the Company and SRE Monarch extended the maturity date to June 24, 2015 (the “Extension Period”) pursuant to which the Company agreed to pay an Extension Period fee in the amount of $50,000 plus all accrued interest through the date of the amendment. Assuming that the SRE Note is paid in full at maturity, the final facility exit fee amount will be reduced by the amount of interest incurred under the SRE Note during the Extension Period. The entering into of the SRE Note and the terms and conditions of the SRE Note were reviewed and approved as a related party transaction by the Audit Committee in December 2014.

Communications with Directors

Stockholders may communicate their concerns directly to the entire Board of Directors or specifically to non-management Directors. Such communication can be confidential or anonymous, if so designated, and may be submitted in writing to the following address:

Board of Directors

IMH Financial Corporation

c/o Jonathan Brohard, Corporate Secretary

7001 N. Scottsdale Road, Suite 2050

Scottsdale, AZ 85253

All communications received as described above will be opened by our Secretary for the sole purpose of determining whether the contents constitute a communication to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the director or directors to whom it is addressed. In the case of communications to our Board of Directors or to any group of directors, our Secretary will make sufficient copies of the contents to send to each addressee.

Compensation Committee Interlocks and Insider Participation

In 2014, none of our executive officers or directors was a member of the board of directors of any other company where the relationship would be construed to constitute an interlocking relationship (as described in Item 407(e)(iii) of SEC Regulation S-K).

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics applies to all of its employees, including its Chief Executive Officer and its Chief Financial Officer. The Code of Business Conduct and Ethics and all Committee charters are posted on the Company’s website at www.imhfc.com/InvestorRelations.

Certain Legal Proceedings

In January 2008, Atherton-Newport Investments, LLC (“Atheron-Newport”) filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the Central District of California, Santa Ana Division. At the time of such filing, Mr. Brohard was an Executive Vice President of Atherton-Newport. The proceeding was dismissed in June 2011. In March 2008, Starvox Communications, Inc. (“Starvox”) filed a petition for liquidation under Chapter 7 of the Bankruptcy Code in the United States

Bankruptcy Court for the Northern District of California, San Jose Division. Mr. Wolf, one of our directors, was Chief Operating Officer and Chief Financial Officer of Starvox from March 2005 to March 2007. Shells Seafood Restaurants, Inc., a company for which Mr. Wolf formerly served as a director, filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Florida, Tampa Division, in September 2008. In July 2009, Mr. Bain, the Company’s Chief Executive Officer, filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Arizona. Mr. Bain received a full discharge and the case was terminated in August 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10 percent of a registered class of our equity securities (the “Reporting Persons”) to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of and transactions in our common stock and other equity securities.

Based solely on a review of SEC filings and other procedures performed as deemed necessary, we believe that all Reporting Persons complied with these requirements during our 2014 fiscal year.

PROPOSAL TWO:

RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed BDO USA, LLP (“BDO”) as our independent registered public accounting firm to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2015. The Board of Directors recommends stockholder ratification of the appointment of BDO.

Although stockholder ratification of this appointment is not required by law or binding on the Audit Committee, the Audit Committee believes that stockholders should be given the opportunity to express their views. If the stockholders do not ratify the appointment of BDO as the Company’s independent auditors, the Audit Committee will consider this vote in determining whether or not to continue the engagement of BDO.

Principal Accounting Fees and Services

Audit Fees. The aggregate amount billed by BDO for audit services performed for the fiscal years ending December 31, 2014 and 2013 was $0.7 million and $1.0 million, respectively. Fees include those associated with annual audit services, the review of our quarterly reports on Form 10-Q, and assistance with and review of documents to be filed with the SEC.

Audit-Related Fees. The Company neither incurred nor paid any fees to BDO for audit-related services for the fiscal years ended December 31, 2014 and 2013. Audit-related services principally include due diligence, consents and assistance with review of documents pertaining to acquisitions.

Tax Fees. The Company neither incurred nor paid any fees for tax-related services to BDO in 2014 or 2013.

All Other Fees. No other fees for any other services not included above were incurred in 2014 or 2013.

The Board of Directors must pre-approve all audit and permitted non-audit services to be provided by our principal independent registered public accounting firm. Each year, the Board of Directors approves the retention of the independent registered public accounting firm to audit our financial statements, including the associated fees. All of the services described above were approved by the Board of Directors. The Board of Directors has considered whether the provisions of such services, including non-audit services, by BDO is compatible with maintaining BDO’s independence and has concluded that it is.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

PROPOSAL THREE:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders an opportunity to indicate whether they support our Named Executive Officer compensation as described in this Proxy Statement. This advisory vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but instead relates to the tabular disclosures regarding Named Executive Officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented. The Compensation Committee believes an effective compensation program should be one that is designed to recruit and keep top quality executive leadership focused on attaining long-term corporate goals and increasing stockholder value. We believe that our executive compensation program is designed to reasonably and fairly recruit, motivate, retain and reward our executives for achieving our objectives and goals.

The Company is asking the stockholders to indicate their support for the Company’s named executive officer compensation as described in this Proxy Statement. Accordingly, the Company asks the stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders.”

Although this vote is advisory and is not binding on the Company, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. The proposal will be approved by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR:

ADVISORY VOTE ON FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in Proposal Three above, the Company’s stockholders are being provided the opportunity to cast an advisory vote on the Company’s compensation of its named executive officers. Pursuant to Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Act), the Company must also permit stockholders to cast an advisory vote on how often the Company should include an advisory vote on the Company’s compensation of its named executive officers in its proxy materials for future annual stockholder meetings (or special stockholder meetings for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal Four, stockholders may vote to have the non-binding advisory vote on the Company’s compensation of its named executive officers every year, every two years or every three years.

Triennial Recommendation: We recommend that our stockholders select a frequency of three years, or a triennial vote. Our executive compensation program is designed to support long-term value creation, and a triennial vote will allow stockholders to better judge our executive compensation program in relation to our long-term performance. A triennial vote also will provide us with the time to thoughtfully respond to stockholders’ sentiments and implement any necessary changes. We carefully review changes to our executive compensation program to maintain the consistency and credibility of the program which is important in motivating and retaining our employees. We therefore believe that a triennial vote is an appropriate frequency to provide our Compensation Committee sufficient time to thoughtfully consider stockholders’ input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to implement any decisions related to such changes. Because this proposal is advisory, it will not be binding on the Company. However, the Board of Directors values our stockholders’ opinions, and the Board will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU SELECT “EVERY THREE YEARS” ON THE PROPOSAL RECOMMENDING THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL FIVE:

APPROVAL OF THE FIRST AMENDED AND RESTATED 2010 IMH FINANCIAL CORPORATION EMPLOYEE STOCK INCENTIVE PLAN

The Board of Directors has unanimously adopted, and is submitting for stockholder approval, the amendment and restatement of the 2010 IMH Financial Corporation Employee Stock Incentive Plan (the “2010 Equity Incentive Plan”) the purpose of which is to increase the number of shares authorized for issuance under the 2010 Equity Incentive Plan. The 2010 Equity Incentive Plan was first approved by holders of membership interests in the predecessor of the Company in 2010 at the same time as holders of membership interests approved a series of transactions whereby the Company’s predecessor entity, IMH Secured Loan Fund, LLC, was converted into a Delaware corporation (the “Conversion Transactions.”) If this proposal to amend and restate the 2010 Equity Incentive Plan is approved, 1.5 million shares will be added to the number of shares previously authorized for issuance under the 2010 Equity Incentive Plan. We believe that this increase in shares will provide a sufficient number of shares for future grants under the 2010 Equity Incentive Plan through the proposed termination date in 2020.

The 2010 Equity Incentive Plan sets forth a maximum number of shares authorized for issuance under the 2010 Equity Incentive Plan, as well as limits on the number of shares authorized for issuance under restricted stock units (RSUs), restricted stock awards, as well as under non-qualified and incentive stock options that may be granted under the 2010 Equity Incentive Plan. Since adoption of the 2010 Equity Incentive Plan through June 1, 2015, we have granted, in the aggregate, options to purchase 716,667 shares of our Common Stock. As a result of these previous option grants and the grants of options and other stock-based awards being considered to be made in the near future, our Board has determined that there are not sufficient shares available for issuance under the 2010 Equity Incentives Plan to make future equity grants, a key component of our compensation structure. Accordingly, the Board has unanimously approved, and is requesting that the stockholders approve, increasing the number of shares of our Common Stock available for issuance under the 2010 Equity Incentive Plan by 1.5 million. This means that, if approved by the stockholders, the number of additional shares authorized for issuance under the 2010 Equity Incentive Plan may all be issued pursuant to RSUs and restricted stock awards, which may result in greater dilution than if such shares were subject to stock options or SARs granted under the 2010 Equity Incentive Plan.

The Board believes that our 2010 Equity Incentive Plan is in the best interest of stockholders and the Company, as equity awards granted under the plan help to attract, motivate, and retain talented employees and non-employee directors; align employee and stockholder interests; link employee compensation to company performance; and maintain a culture based on employee stock ownership. We consider the 2010 Equity Incentive Plan to be an essential element of total compensation of our officers and employees. As we look into the future, equity is intended to become a more significant component of total compensation for our employees. By increasing the number of shares of our Common Stock available for issuance as awards under the 2010 Equity Incentive Plan, we believe we will have the flexibility to use equity awards to continue to support our growth strategy and our ability to attract and retain talented executives and employees.

The following summary of major features of the 2010 Equity Incentive Plan is qualified in its entirety by reference to the actual text of the First Amended and Restated 2010 Equity Incentive Plan which is attached to this Proxy Statement as Exhibit A.

Summary Description of the 2010 Equity Incentive Plan

Purpose. The purpose of the 2010 Equity Incentive Plan is to promote the success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, executive officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration. The Compensation Committee of the Board of Directors administers the 2010 Equity Incentive Plan. The committee may delegate some or all of its authority with respect to the 2010 Equity Incentive

Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the board of directors, the Compensation Committee, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2010 Equity Incentive Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the awards;

•	to cancel, modify, or waive our rights with respect to, to reprice, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	subject to the other provisions of the 2010 Equity Incentive Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•	to allow the purchase price of an award or shares of common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

Eligibility. Persons eligible to receive awards under the 2010 Equity Incentive Plan include officers and employees of the Company or any of its subsidiaries, directors, and certain consultants and advisors to the Company or any of its subsidiaries.

Authorized Shares; Limits on Awards. The maximum number of shares of our Common Stock that may be issued or transferred pursuant to awards under the 2010 Equity Incentive Plan equals 1.2 million shares, which maximum number shall automatically increase to 1.8 million shares upon the consummation of an initial public offering.

The following other limits are also contained in the 2010 Equity Incentive Plan:

•	The maximum number of shares of common stock that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 1.2 million shares, which maximum number shall automatically increase to 1.8 million shares upon the consummation of an initial public offering.

•	The maximum number of shares of common stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 600,000 shares.

•	“Performance-Based Awards” under Section 5.2 of the 2010 Equity Incentive Plan granted to a participant in any one calendar year will not provide for payment of more than (1) in the case of awards payable only in cash and not related to shares of common stock, $20 million, and (2) in the case of awards related to shares of common stock (and in addition to options and stock appreciation rights which are subject to the limit referred to above), 600,000 shares.

To the extent that an award is settled in cash or a form other than shares of common stock, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2010 Equity Incentive Plan. In the event that shares of common stock are delivered in respect of a dividend equivalent right, only the actual number of shares of common stock delivered with respect to the award shall be counted against the share limits of the 2010 Equity Incentive Plan. Shares of common stock that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2010 Equity Incentive Plan will again be available for subsequent awards under the 2010 Equity Incentive Plan. Shares of common stock that are exchanged by a participant or withheld to pay the exercise price of an award granted under the 2010 Equity Incentive Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will also be available for subsequent awards under the 2010 Equity Incentive Plan. In addition, the 2010 Equity Incentive Plan generally provides that shares of common stock issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2010 Equity Incentive Plan. The Company may not increase the applicable share limits of the 2010 Equity Incentive Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards. The 2010 Equity Incentive Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in our common stock or units of our common stock, as well as cash bonus awards. The 2010 Equity Incentive Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

A stock option is the right to purchase shares of our common stock at a future date at a specified price per share, which we refer to as the exercise price. The per share exercise price of an option will be established by the Administrator at the time of grant of the option. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2010 Equity Incentive Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2010 Equity Incentive Plan. Incentive stock options may only be granted to our employees.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of our common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

The other types of awards that may be granted under the 2010 Equity Incentive Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards.

Performance-Based Awards. The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the Code, or Performance-Based Awards. Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2010 Equity Incentive Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on our absolute or relative performance on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock price, total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

Deferrals. The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

Assumption and Termination of Awards. Generally, and subject to limited exceptions set forth in the 2010 Equity Incentive Plan, if the Company dissolves or undergoes certain corporate transactions such as a merger, business combination, or other reorganization, or a sale of substantially all of its assets, all awards then-outstanding under the 2010 Equity Incentive Plan will become fully vested or paid, as applicable, and will terminate or be terminated in such circumstances, unless the Administrator provides for the assumption, substitution or other continuation of the award. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2010 Equity Incentive Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Transfer Restrictions. Subject to certain exceptions contained in Section 5.7 of the 2010 Equity Incentive Plan, awards under the 2010 Equity Incentive Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and, with limited exceptions set forth in the 2010 Equity Incentive Plan, are not made for value.

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2010 Equity Incentive Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority. The 2010 Equity Incentive Plan does not limit the authority of the Board of Directors or any committee thereof to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority.

Termination of or Changes to the 2010 Equity Incentive Plan. Our Board of Directors may amend or terminate the 2010 Equity Incentive Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares of common stock that may be delivered with respect to awards granted under the 2010 Equity Incentive Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by our Board of Directors, the authority to grant new awards under the 2010 Equity Incentive Plan will terminate on the ten year anniversary of the consummation of the Conversion Transactions. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the 2010 Equity Incentive Plan. Generally speaking, outstanding awards may be amended by the Administrator, but the consent of the award holder is required if the amendment (or any 2010 Equity Incentive Plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2010 Equity Incentive Plan

The U.S. federal income tax consequences of the 2010 Equity Incentive Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2010 Equity Incentive Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, we are generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, we are generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2010 Equity Incentive Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2010 Equity Incentive Plan in connection with a “change in control” (as this term is used under the Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the Code may not be permitted to be deducted by us in certain circumstances.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE FIRST AMENDED AND RESTATED 2010 IMH FINANCIAL CORPORATION EMPLOYEE STOCK INCENTIVE PLAN.

PROPOSAL SIX:

APPROVAL OF 2014 IMH FINANCIAL CORPORATION NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

We are seeking stockholder approval of the 2014 IMH Financial Corporation Non-Employee Director Compensation Plan (“Director Compensation Plan”) which was unanimously approved by the Board of Directors subject to obtaining stockholder approval. The primary aspects of the Director Compensation Plan are as follows, and such summary is qualified in its entirety by reference to the actual text of the Director Compensation Plan which is attached to this Proxy Statement as Exhibit B.

Overview

We believe that the Company’s ability to attract and retain capable persons as non-employee directors is enhanced if it can provide its non-employee directors with cash and equity-based awards and that the Company will benefit by providing non-employee directors with competitive compensation and encouraging a sense of proprietorship of such persons stimulating the active interest of such persons in the development and financial success of the Company.

Under the Director Compensation Plan, each non-employee and independent director of the Company receives the following: (i) an annual cash retainer of $40,000 payable in advance in equal quarterly installments; (ii) a cash payment of $2,500 for each attended board meeting; and (iii) an annual grant of restricted common stock (“Director Stock Awards”) in an amount equal to $20,000 based on the fair market value of such shares to vest twelve months after the date of grant. The number of shares of restricted common stock granted in the Director Stock Awards is subject to change from time to time by the Board. In addition, each non-employee and independent director is entitled to receive a cash payment of $50,000 upon his initial election or appointment to the Board, payable on the second anniversary of such director’s appointment or election provided the director is then serving as a director as of such second anniversary date. In addition, each member of the Audit Committee receives an annual cash fee of $12,500, except in the case of the Chairperson of the Audit Committee, who receives an annual cash fee of $25,000, and each member of the Audit Committee also receive a cash payment of $1,500 for each attended committee meeting. Each member of the Compensation Committee receives an annual cash fee of $5,000, except in the case of the Chairperson of the Compensation Committee, who receives an annual cash fee of $10,000. Each member of the Compensation Committee also receives a cash payment of $1,000 for each attended committee meeting. Each member of the Investment Committee receives a cash payment of $5,000 for each investment opportunity brought before the Investment Committee for approval. The Director Compensation Plan will terminate August 6, 2024. Termination of the Director Compensation Plan will not affect previously granted Director Stock Awards.

Administration of the Plan

The Director Compensation Plan is administered by the Board or one or more committees appointed by the Board or another committee (within its delegated authority) (the “Administrator”). The Administrator has, among other powers, the power to construe and interpret any provision of the plan, to adopt rules and regulations for administering the plan, and to perform other acts relating to the plan. Decisions of the Administrator are conclusive and binding on all parties.

Shares Subject to the Director Compensation Plan

The total number of shares of the Company’s Common Stock that may be issued pursuant to Director Stock Awards may not exceed an aggregate of 300,000 (the “Share Limit”), which may be either treasury shares or authorized and unissued shares. To the extent that (i) a Director Stock Award is settled or exchanged or expires, lapses, terminates or is cancelled for any reason without the issuance of shares or (ii) any shares under a Director Stock Award are not issued because of payment or withholding obligations, then such shares shall be available for subsequent awards under the plan. Director Stock Awards payable only in cash or property other than shares do not reduce the aggregate remaining number of shares with respect to which Director Stock Awards may be made under the plan and shares relating to any other Director Stock Awards that are settled in cash or property other than shares, when settled, will be added back to the aggregate remaining number of shares with respect to which Director Stock Awards may be made under the Director Stock Plan. In the event of any recapitalization, stock split, reverse stock split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange or other similar corporate transaction or event affecting the shares subject to the Director Stock Awards or the Share Limit, the Administrator will, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Director Stock Award or the Share Limit. As of June 1, 2015, there have been no Director Stock Awards made under the Director Compensation Plan.

Other Material Features of the Director Compensation Plan

Director Stock Awards will be granted for no cash consideration, or for minimal cash consideration if required by applicable law. Shares granted in a Director Stock Award may not be transferred or otherwise disposed of prior to becoming vested pursuant to the terms of the restricted stock award agreement entered into between the recipient and the Company. Until changed by the Board, such shares are subject to a one-year vesting requirement. The Board may terminate, amend, modify or suspend the Director Compensation Plan at any time and from time to time, provided no such termination shall affect the right of any eligible participant under the plan to any compensation earned prior to such termination.

U.S. Federal Tax Implications of Director Compensation Plan

The following summary generally describes the principal Federal (but not state and local) income tax consequences of the issuance of the Director Stock Awards. It is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or the Company. The provisions of the Internal Revenue Code and the regulations thereunder relating to these matters are complex and subject to change and their impact in any one case may depend upon the particular circumstances.

Generally, taxes are not due when a restricted stock award is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., it becomes vested or transferable). Income tax is paid on the value of the stock at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold. However, no later than 30 days after a participant receives an award of restricted stock, pursuant to Section 83(b) of the Code, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the stock at the time of receipt. Provided that the election is made in a timely manner, the participant will not recognize any additional income when the restrictions on the stock lapse. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the non-employee director, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the non-employee director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE 2014 IMH FINANCIAL CORPORATION NON-EMPLOYEE DIRECTOR COMPENSATION PLAN.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of three directors, all of whom are independent in accordance with the applicable NYSE listing standards and by applicable laws and rules of the SEC. The Audit Committee operates under a written charter adopted and approved by the Board of Directors. The charter imposes on the Audit Committee the duties and responsibilities imposed upon audit committees generally by applicable legal requirements and regulations, particularly those contained in the Sarbanes-Oxley Act of 2002 (“SOX”) and the SEC rules promulgated pursuant to SOX. The written charter of the Audit Committee is posted and available on our website at www.imhfc.com/InvestorRelations.

Management is responsible for the Company’s internal controls and financial reporting process. BDO, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to provide oversight to these processes.

In fulfilling its oversight responsibility, the Audit Committee relies on the accuracy of financial and other information, opinions, reports, and statements provided to the Audit Committee. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management follows appropriate accounting and financial reporting principles or maintains appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Nor does the Audit Committee’s oversight assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or the audited financial statements are presented in accordance with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with the Company’s management and BDO the audited consolidated financial statements of the Company for the year ended December 31, 2014. The Audit Committee also has discussed with BDO the matters required to be discussed by Auditing Standard No. 16 — Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has also received and reviewed the written disclosures and the letter from BDO required by applicable requirements of the Public Company Accounting Oversight Board regarding auditor communications with the Audit Committee concerning independence, and has discussed with BDO their independence. The Audit Committee also has considered whether BDO’s provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s financial statements is compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Leigh Feuerstein, Chair

Dr. Andrew Fishleder

Lori Wittman

EXECUTIVE OFFICERS

The following table summarizes information regarding the current executive officers of the Company:

Name	Age	Title
Lawrence D. Bain	65	Chief Executive Officer and Chairman of the Board of Directors
Jonathan T. Brohard	46	Executive Vice President, General Counsel and Secretary
Lisa Jack	39	Chief Financial Officer

Lawrence D. Bain has served as our Chief Executive Officer and Chairman of the Board since joining us in July 2014. From August 2009 to July 2014, Mr. Bain served as managing partner of ITH Partners, LLC (“ITH Partners”), a private equity and consulting firm. Through ITH Partners, Mr. Bain provided strategic consulting services to the Company from September 2009 to July 2014 relating to, among other things, strategic business matters, asset management, asset dispositions, financing matters (including debt and equity issuances), corporate governance, insurance, and loan underwriting. From 2000 to 2009, Mr. Bain served as chief executive officer of TrueNorth Advisors, LLC, an investment-banking firm providing capital advisory services to small and mid-sized companies. From 2004 to 2009, Mr. Bain served as chief executive officer of ProLink Solutions, LLC, which designs, manufactures, maintains and sells global positioning satellite (GPS) golf course management systems and software to golf course owners and operators worldwide. Mr. Bain spent approximately 20 years in the securities industry holding managing director positions at Stifel, Nicolaus & Company, Inc., Everen Securities, Dean Witter and EF Hutton. Mr. Bain is a graduate of the Ohio State University. The Company believes that Mr. Bain’s qualifications to serve on our Board of Directors include his extensive capital markets experience, his demonstrated strategic insight with respect to real estate finance and development companies, and his knowledge and understanding of the Company’s operations and industry.

Jonathan Brohard has served as our Executive Vice President & General Counsel since January 2015. Mr. Brohard also serves as our Chief Compliance Officer, Director of Human Resources and Corporate Secretary. From July 2011 until joining the Company in January 2015, Mr. Brohard was an equity shareholder at Polsinelli, PC, a national AmLaw 100 law firm, where he focused his practice on advising clients with respect to real estate acquisitions and real estate development matters, complex financing structures, including institutional debt and equity, private equity, joint ventures and syndications. Previously, from January 2010 to July 2011, Mr. Brohard served in various executive positions with American Spectrum Realty Management, a real estate investment and management company with more than 135 properties located across 22 states and more than 240 employees. From 2004 until 2010, Mr. Brohard also served as Executive Vice President of Atherton-Newport Investments, LLC, a real estate investment firm. Mr. Brohard received his B.S. in Finance, summa cum laude, at West Virginia University, and his law degree from the University of Virginia.

Lisa Jack has served as our Chief Financial Officer since January 2015. From May 2012 until joining the Company, Ms. Jack served as Chief Financial Officer for Arch Bay Capital, a mortgage hedge fund that managed loans and real estate valued in excess of $3.5 billion. She was promoted to that position after having served as the Controller at Arch Bay Capital from January 2011 to May 2012. From May 2009 to December 2012, Ms. Jack served as the Corporate Controller for Thompson National Properties, LLC and its non-traded real estate investment trust, which managed over 130 commercial properties. Ms. Jack has over 15 years of experience in finance and accounting, primarily in the real estate industry. Ms. Jack is a certified public accountant in Texas and California. Ms. Jack graduated from Texas A&M University with a M.S. in Accounting and a Bachelor of Business Administration in Accounting.

Previous Executive Officers

William Meris served as our President, Chief Executive Officer and Chairman of the Board of Directors until his resignation in July 2014.

Steven M. Darak served as our Chief Financial Officer until January 2015. Mr. Darak presently serves as a Senior Vice President—Special Projects.

Executive Compensation

Summary Compensation Table

The following table summarizes compensation information for the Company’s Chief Executive Officer and Chief Financial Officer who are the only named executive officers for the fiscal years ended December 31, 2014 and 2013:

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($) (1)		All Other Compensation ($)		Total ($)
Lawrence D. Bain, Chief Executive Officer	2014	409,480					220,979	(2)	630,459

William Meris,	2014	389,831	(3)	—	178,500	(4)	918,094	(5)(6)	1,486,425
President, Chairman, Chief Executive Officer	2013	618,000		—	—		23,936	(5)	641,936

Steven Darak,	2014	331,316		—			166,397	(7)	497,713
Chief Financial Officer	2013	319,300		—	—		8,808	(7)	328,108

(1)	The amounts reported in this column reflect the non-cash, aggregate fair value of the awards at the grant date computed in accordance with FASB ASC Topic 718 “Stock Compensation”. See Note 12 in the Company’s audited consolidated financial statements for a more detailed description of assumptions used in deriving the value of such options.
(2)	Other compensation includes Company contributions of $6,927 to the Company’s 401(k) program and payments of $214,052 under Mr. Bain’s employment agreement in connection with the disposition of certain legacy assets held by the Company sold at values in excess of 110% of their carrying value as of December 31, 2010.
(3)	William Meris, the Company’s former Chief Executive Officer and President, entered into an employment separation and general release agreement pursuant to which Mr. Meris’ employment was terminated effective July 24, 2014.
(4)	Under the terms of Mr. Meris separation agreement, he was granted full vesting of his 150,000 options and the exercise price was reduced from $9.58 per share to $1.72 per share. The fair value of the stock option grant was determined to be $178,500.
(5)	Other compensation includes Company contributions of $7,889 and $7,760 to the Company’s 401(k) program for 2014 and 2013, respectively, an automobile allowance of $9,375 and $15,000 for 2014 and 2013 respectively, and COBRA benefits of $24,075 in 2014.
(6)	Under the terms of Mr. Meris’ separation agreement he was to receive severance pay of $1,236,360, of which $875,755 was paid in 2014 with the balance payable in 2015.
(7)	Other compensation includes supplemental disability and healthcare benefits of $1,071 in 2014, company contributions of $10,400 and $7,736 to the Company’s 401(k) program, for 2014 and 2013, respectively, and $150,000 in consideration of Mr. Darak’s release of any and all claims against the Company under his previous employment agreement.

Outstanding Equity Awards as of Fiscal Year End

The following table provides certain information with respect to equity awards outstanding at December 31, 2014:

Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)		Option Expiration Date
William Meris, Chief Executive Officer (terminated on July 24, 2014)	150,000	(1)	—	$1.72	(2)	June 30, 2021
Steven Darak, Chief Financial Officer	60,000	(1)	—	$9.58		June 30, 2021

(1)	These options were issued to Messrs. Meris and Darak in July 2011 and vested on a monthly basis over a three–year period ended July 2014.
(2)	In connection with entering into the Employment Separation and General Release Agreement, dated as of July 24, 2014 (a copy of which was filed by the Company as an exhibit to a Form 8-K filed with the SEC on August 1, 2014), the Company agreed to adjust the exercise price of these options such that their exercise price would be equal to the fair value of the Company’s Common Shares on his separation date which was deemed to be $1.72.

Narrative Disclosure to Summary Compensation Table

Executive Compensation Philosophy and Objectives

We seek to encourage highly qualified and talented executives to maintain their employment with us for an extended period of time and, as such, we endeavor to compensate our executives, including the named executive officers, at rates that we believe to be at or above market. Our executive compensation program is guided by the following key principles:

•	compensation should be fair to both the executive and us;

•	total compensation opportunities should be at levels that are highly competitive for comparable positions at companies with whom we compete for talent;

•	financial incentives should be available to our executives to achieve key financial and operational objectives set by our Board of Directors; and

•	an appropriate mix of fixed and variable pay components should be utilized to establish a “pay-for-performance” oriented compensation program.

Our executive compensation program takes into consideration the following: (i) the marketplace for the individuals that we seek to attract, retain and motivate; (ii) our past practices; and (iii) the talents that each individual executive brings to us. We have not utilized the services of a compensation consultant to provide advice or recommendations on the amount or form of executive compensation and have not engaged in any formal benchmarking. Rather, compensation decisions have historically been based exclusively on the market knowledge of our Board of Directors, as supplemented by other of our personnel.

Elements of Compensation

The principal elements of the Company’s executive compensation program consist of base salary, long-term incentives (equity-based compensation) and short-term incentives (cash bonuses), and other benefits generally available to the Company’s employees including our 401(k) plan. The Company does not have any pre-established policy or target for the allocation between base and incentive compensation, cash or equity compensation, or short-term or long-term compensation. The Company does not maintain any defined-benefit pension plans or other supplemental executive retirement plans for the Company’s named executive officers, and the Company’s named executive officers have been entitled to only limited perquisites.

Base Salary. Base salary is a compensation element that is not at risk and is designed to compensate the Company’s named executive officers for their roles and responsibilities and provide a stable and fixed level of compensation that serves as a retention tool. Each executive’s base salary is determined based on the executive’s role and responsibilities, unique skills and future potential, as well as the Company’s financial condition and available resources.

Short-Term Cash Incentive Opportunity. The Company maintains a bonus plan to provide its executive officers and certain other employees with annual cash incentives for superior performance. Executive officers are eligible for an annual bonus based upon the size of an Executive Bonus Pool (which is to be no less than 10% of a modified pre-tax earnings (“MPTE”) target established by the Compensation Committee) and each participant’s percentage interest in the Executive Bonus Pool. If the Company achieves between 60% and 100% of the MPTE target, a sliding scale is used to determine the amount of the Executive Bonus Pool for that plan year. If the Company’s actual MPTE exceeds the MPTE target established for that plan year, the Compensation Committee, in its discretion, may increase the Executive Bonus Pool. If the Company achieves less than 60% of the MPTE target, then no bonuses are payable under the plan.

Long-Term Equity Incentive Opportunity. Equity-based compensation is discretionary, and is administered by the Compensation Committee. Equity-based compensation awarded to the Company’s named executive officers is summarized above.

Employment Agreements

The Company believes that entering into employment agreements with each of its named executive officers was necessary in order to attract and retain these talented and experienced individuals for the Company’s senior level positions. In addition to base salary, each employment agreement provides the executive officer with the opportunity to earn cash and equity-based bonus compensation. In this way, the employment agreements help the Company meet the initial objective of its compensation program. For more details of these employment agreements and arrangements, see the disclosure under “Executive Compensation—Summary Compensation Table.”

2010 Employee Stock Incentive Plan

In 2010, the Company adopted the 2010 IMH Financial Corporation Employee Stock Incentive Plan (the “2010 Equity Incentive Plan”) which permits the Company to grant equity-based compensation in the form of stock options, stock appreciation rights, restricted stock, and other stock-based awards, which are used to attract, retain and motivate qualified employees. The Company believes that the equity-based awards available under our 2010 Equity Incentive Plan help align the interests of award recipients with the interests of our stockholders. The Company granted 0 and 40,000 stock options under the plan during the years ended December 31, 2014 and 2013, respectively.

Deferred Compensation Program

In November 2014, the Company’s Compensation Committee approved the adoption of the IMH Financial Corporation Deferred Compensation Plan (“Deferred Compensation Plan”) which, among other things, allows eligible employees and non-employee directors of the Company to defer up to 90% of their base salaries or director fees, as applicable, and up to 90% of their bonuses. The Deferred Compensation Plan also allows the Company to credit additional amounts to the bookkeeping accounts maintained on behalf of the participants in such amounts as may be determined by the Compensation Committee. Such discretionary credits will generally be subject to vesting restrictions.

Additional Compensation Programs

In addition to the compensation programs described above, the Company may establish other compensation plans and programs for the benefit of its executive officers and other employees, including, but not limited to, additional short or long-term incentive compensation plans and severance, change-in-control or other similar benefit plans.

Section 162(m) Policy

Section 162(m) of the Code generally disallows a tax deduction by publicly held corporations for compensation over $1 million paid to their chief executive officers and certain of their other most highly compensated executive officers unless certain tests are met. In order to deduct option awards and annual bonuses under Section 162(m), among other requirements, the option awards and bonuses will need to be approved by the Company’s Compensation Committee consisting solely of independent directors. Notwithstanding the foregoing, the Company may not preserve the deductibility of compensation in all cases.

Employment, Change in Control and Severance Agreements

Under the terms of the respective employment agreements with each of Messrs. Bain and Brohard and Ms. Jack, various provisions exist with respect to a change in control of the Company, termination for cause, and termination for good reason, as such terms are defined in the executive’s respective employment agreement.

Upon any termination of Mr. Bain during the employment period with the Company, Mr. Bain, or his estate, shall in all events be paid all accrued but unpaid base salary and benefits, provided that in the event that Mr. Bain is terminated with cause or Mr. Bain resigns without good reason, then Mr. Bain will not be eligible to receive any unpaid bonus arising out of the Company’s executive bonus pool. In the event of Mr. Bain’s termination without cause or as a result of a disability, or if Mr. Bain resigns with good reason, Mr. Bain will also be entitled to a severance payment equal to three years average annual compensation and the continued receipt of welfare benefits for a thirty-six (36) month term. Upon Mr. Bain’s death, his estate or designated beneficiary will also be entitled to be paid a pro rata portion of any bonus arising out of the Company’s executive bonus pool. In the event of a change in control of the Company, or if Mr. Bain is terminated without cause, or as a result of his death, all of Mr. Bain’s unvested equity-based awards that have been granted by the Company shall become fully vested.

Upon any termination of Mr. Brohard during the employment period with the Company, Mr. Brohard, or his estate, shall in all events be paid all accrued but unpaid base salary and benefits, provided that in the event that Mr. Brohard is terminated with cause or Mr. Brohard resigns without good reason, then Mr. Brohard will not be eligible to receive any unpaid bonus arising out of the Company’s executive bonus pool or any bonus arising out of a bonus program created to reduce the use of outside legal resources. In the event of Mr. Brohard’s termination without cause or as a result of a disability, or if Mr. Brohard resigns with good reason, Mr. Brohard will also be entitled to a severance payment equal to $1,425,000 less any base salary and guaranteed bonus paid for the year of termination, provided, however, that if such termination occurs after the 24 month anniversary of his employment but before the 36 month anniversary of his employment, the severance payment shall be equal to one year’s base salary plus any unpaid bonus arising out of the Company’s executive bonus pool and any bonus arising out of a bonus program created to reduce the use of outside legal resources. Upon Mr. Brohard’s death, his estate or designated beneficiary will also be entitled to be paid a pro rata portion of any bonus arising out of the Company’s executive bonus pool and any bonus arising out of a bonus program created to reduce the use of outside legal resources. In the event of a change in control of the Company, or if Mr. Brohard is terminated without cause, or as a result of his death, all of Mr. Brohard’s unvested equity-based awards that have been granted by the Company shall become fully vested.

Upon any termination of Ms. Jack during the employment period with the Company, Ms. Jack, or her estate, shall in all events be paid all accrued but unpaid base salary and benefits, provided that in the event that Ms. Jack is terminated with cause or Ms. Jack resigns without good reason, then Ms. Jack will not be eligible to receive any unpaid bonus arising out of the Company’s executive bonus pool. In the event of Ms. Jack’s termination without cause, or if Ms. Jack resigns with good reason, Ms. Jack will also be entitled to any accrued but unpaid bonuses and severance payment equal to (i) 50% of base salary if such termination occurs before the first anniversary of her employment and (ii) 100% of base salary if such termination occurs after the first anniversary of the date of employment. Upon Ms. Jack’s death, her estate or designated beneficiary will also be entitled to be paid a pro rata portion of any bonus arising out of the Company’s executive bonus pool. In the event of a change in control of the Company, or if Ms. Jack is terminated without cause after the first anniversary of her employment, or as a result of her death, all of Ms. Jack’s unvested equity-based awards that have been granted by the Company shall become fully vested.

The payment of any severance payment is conditioned upon the executive executing and not revoking a customary separation agreement, including customary restrictive covenants.

Director Compensation

Under our current director compensation program, each non-employee and independent director of the Company receives the following: (i) an annual cash retainer of $40,000 payable in advance in equal quarterly installments; (ii) a cash payment of $2,500 for each attended board meeting; and (iii) an annual grant of restricted common stock in an amount equal to $20,000 based on the fair market value of such shares to vest twelve months after the date of grant. In addition, each independent director is entitled to receive a cash payment of $50,000 upon his initial election or appointment to the Board, payable on the second anniversary of such director’s appointment or election provided the director is then serving as a director as of such second anniversary date. In addition, each member of the Audit Committee receives an annual cash fee of $12,500, except in the case of the Chairperson of the Audit Committee, who receives an annual cash fee of $25,000, and each member of the Audit Committee also receive a cash payment of $1,500 for each attended committee meeting. Each member of the Compensation Committee receives an annual cash fee of $5,000, except in the case of the Chairperson of the Compensation Committee, who receives an annual cash fee of $10,000. Each member of the Compensation Committee also receives a cash payment of $1,000 for each attended committee meeting. Each member of the Investment Committee receives a cash payment of $5,000 for each investment opportunity brought before the Investment Committee for approval.

The following table sets forth information regarding fiscal 2014 compensation for each director other than Mr. Bain, whose compensation is set forth above in the Summary Compensation table.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Deferred Compensation Earnings	All Other Compensation (2)	Total
Leigh Feuerstein (3)	$40,500	$—	$—	$—	$—	$2,784	$43,284
Andrew Fishleder, M.D. (3)	38,750	—	—	—	—	—	38,750
Michael M. Racy (3)	29,500	—	—	—	—	—	29,500
Seth Singerman (4)	—	—	—	—	—	—	—
Lori Wittman (3)	41,250	—	—	—	—	1,607	42,857
Jay Wolf (4)	—	—	—	—	—	—	—

(1)	Does not include the value of the annual restricted stock award to be granted under the Director Compensation Plan referenced above since such grants have not yet been made and are subject to stockholder approval as set forth in this Proxy Statement.
(2)	Includes travel related expense reimbursements. Does not include consulting fees of $0.8 million paid in fiscal year 2014 to JCP Realty pursuant to the JCP Consulting Agreement discussed under “Certain Relationships and Related Transactions.” Mr. Wolf is the Managing Member of JCP Realty.
(3)	Each elected or appointed independent director still serving on the second anniversary of such director’s election or appointment to the Board is entitled to a cash payment of $50,000 promptly after such second anniversary date. This contingent liability is not included in the foregoing table and has not been accrued by the Company as of December 31, 2014 due to its contingent nature.
(4)	Board member is not deemed to be independent and is not compensated for director services rendered.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The following tables set forth certain information regarding the number of voting securities beneficially owned, as of June 1, 2015, by:

•	each person known by us to beneficially own more than 5% of our outstanding common stock, based on the most recent Schedules 13G and 13D filed with the SEC and the information contained in those filings;

•	each of our current directors;

•	each of our present named executive officers; and

•	all of our present directors and named executive officers as a group.

Unless otherwise indicated, the address for each person included in the table is c/o IMH Financial Corporation, 7001 N. Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253.

As of June 1, 2015, there were (i) 15,279,062 common shares, par value U.S. $0.01 per share, outstanding consisting of 85,000 shares of Common Stock, 3,491,758 shares of Class B-1 Common Stock, 3,492,954 shares of Class B-2 Common Stock, 7,159,759 shares of Class B-3 Common Stock, 313,790 shares of Class B-4 Common Stock and 735,801 shares of Class C Common Stock (collectively, the “Common Shares”), and (ii) 2,604,852 shares of Series B-1 Cumulative Convertible Preferred Stock (the “B-1 Preferred Shares”) and 5,595,148 shares of Series B-2 Cumulative Convertible Preferred Stock (the “B-2 Preferred Shares,” and with the B-1 Preferred Shares, collectively referred to as the “Preferred Shares”).

Each share of our outstanding Preferred Shares is convertible immediately, at the sole discretion of the holder, into a number of Common Shares determined by dividing (i) the sum of (a) the initial purchase price paid for such shares (the “Original Price”) and (b) all accrued and unpaid dividends on the Preferred Shares by (ii) the then effective conversion price, which is the Original Price, as adjusted from time to time in accordance with the terms of the Certificate of Designation. As of June 1, 2015, the number of Common Shares into which the Preferred Shares are convertible is 8,457,737.

Information relating to beneficial ownership of our common stock is based upon “beneficial ownership” concepts described in the rules issued under the Securities Exchange Act of 1934, as amended. Under these rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose or to direct the disposition of the security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within sixty (60) days from June 1, 2015.

Except as indicated in the footnotes to the table below and pursuant to state community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
SRE Monarch, LLC(2)	5,595,148	20.2%
Juniper Capital Partners, LLC(3)	3,604,852	13.0%

(1)

The percentages of our common stock beneficially owned was calculated based on 27,635,810 common stock equivalents consisting of the 15,279,062 Common Shares issued and outstanding, 8,200,000 Preferred

Shares convertible into our Common Shares, warrants and options for the purchase of 2,716,667 shares of Common Stock exercisable within 60 days of June 1, 2015, and restricted stock awards for 1,440,082 common shares, the vesting of which are subject to the restricted stock agreements but have voting rights as to all shares as of the date of each such agreement. Does not take into account the additional 257,737 Common Shares into which the currently outstanding Preferred Shares are convertible as of June 1, 2015 under the Certificate of Designation.
(2)	The Schedule 13D for SRE Monarch, LLC includes SRE Monarch Investor, LLC, Singerman Real Estate Opportunity Fund I, L.P., Singerman Real Estate Management Company, L.P., Singerman Real Estate, LLC and Seth Singerman. The address for all of these parties is 980 Michigan Avenue, Suite 1660, Chicago, Illinois 60611. Does not include the right to vote an additional 175,863 shares as of the record date of June 1, 2015 pursuant to the Certificate of Designation.
(3)	The Schedule 13D for Juniper Capital Partners, LLC includes Juniper NVM, JCP Realty and Jay Wolf. The address for all of these parties is 11150 Santa Monica Blvd., Suite 1400, Los Angeles, California 90025. Includes 1,000,000 shares that Juniper NVM has the right to acquire by exercising a warrant that is exercisable within 60 days of June 1, 2015. Does not include the right to vote an additional 81,874 shares as of the record date of June 1, 2015 pursuant to the Certificate of Designation.

Security Ownership of Named Executive Officers and the Board of Directors

Name	Amount and Nature of Beneficial Ownership			Percent of Class
Lawrence D. Bain	2,050,000		(1)	7.4%
Jonathan Brohard	150,000		(2)	*
Lisa Jack	76,494		(3)	*
Leigh Feuerstein	—			*
Andrew Fishleder, M.D.	1,102			*
Michael M. Racy	—			*
Seth Singerman	5,595,148	(4)		20.2%
Lori Wittman	—			*
Jay Wolf	3,604,852	(5)		13.0%
All directors and executive officers as a group (9 persons)	11,477,596			41.5%

*	Less than 1% of the number of shares of common stock outstanding.
(1)	Includes 50,000 unrestricted shares of Common Stock held by Mr. Bain, 850,000 shares of restricted Common Stock held by Mr. Bain subject to certain vesting and other restrictions, 150,000 shares of Common Stock that Mr. Bain has the right to acquire by exercising options that are exercisable within 60 days of June 1, 2015, and 1,000,000 shares of Common Stock that an affiliate of Mr. Bain has the right to acquire by exercising options that are exercisable within 60 days of June 1, 2015.
(2)	Reflects the award of shares of restricted stock which are subject to vesting and other restrictions, but with voting rights as to all shares as of the date of the award.
(3)	Reflects the award of shares of restricted stock (less that number of shares withheld pursuant to a tax election taken by Ms. Jack) which are subject to vesting and other restrictions, but with voting rights as to all such shares as of the date of the award.
(4)	Reflects the share information set forth on the Schedule 13D filed by SRE Monarch. Excludes the 175,863 additional shares of Common Stock into which the shares of the Series B-1 Preferred Stock held by SRE Monarch are convertible as of June 1, 2015 pursuant to the Certificate of Designation.
(5)	Reflects the share information set forth on the Schedule 13D filed by Juniper Capital Partners, LLC. Excludes the 81,874 additional shares of Common Stock into which the shares of the Series B-2 Preferred Stock held by Juniper NVM and JCP Realty are convertible as of June 1, 2015 pursuant to the Certificate of Designation.

Certain Relationships and Related Transactions

Sale of Cumulative Convertible Series B Preferred Shares

In July 2014, the Company entered into certain agreements with SRE Monarch in connection with the sale by the Company to SRE Monarch of 5,595,148 shares of the Company’s Series B-2 Cumulative Convertible Preferred Stock, $0.01 par value per share at a conversion price to common stock of $3.2171 per share, for a total purchase price of $18,000,151. Seth Singerman, a director of the Company and the Series B-2 Director Designee, is the sole member and manager of SRE Management GP which serves as the general partner of SRE Management. SRE Management is the investment manager of SRE Monarch. Also in July 2014, the Company entered into certain agreements with Juniper in connection with the sale by the Company to Juniper of 2,424,394 shares of the Company’s Series B-1 Preferred Stock. Juniper also purchased an additional 180,458 shares of Series B-1 Preferred Stock, at a conversion price to common stock of $3.2171 per share, for a total purchase price of $580,552. Jay Wolf, a director of the Company and the Series B-1 Director Designee, is the managing member of Juniper Capital Partners, LLC, the managing member for each of Juniper NVM and JCP Realty. The agreements relating to these transactions contains various representations, covenants, warranties and other obligations and terms that are common in transactions of this nature. The Company used the proceeds from the sale of these shares along with Company-contributed capital to pay down other indebtedness of the Company.

Consulting Services Agreement with JCP Realty Advisors

In July 2014, in connection with the above-referenced sales of preferred stock, the Company entered into a Consulting Services Agreement (the “JCP Consulting Agreement”) with JCP Realty pursuant to which JCP Realty provides certain consulting services relating to, among other things, identifying, structuring, and analyzing investment opportunities, including assisting the Company manage and liquidate assets, including non-performing assets. The initial term of the JCP Consulting Agreement is three years and is automatically renewable for an additional two years unless notice of termination is provided at least 270 days prior to the end of the then current term. The Company pays JCP Realty an annual base consulting fee of $600,000 which may be adjusted upward but not downward during the term of the JCP Consulting Agreement plus additional fees in connection with (i) loans made by the Company or its affiliates to persons or opportunities arising through the efforts of JCP Realty and (ii) legacy fee payments derived from the value of the disposition of certain assets held by the Company as of December 31, 2010, if such assets are sold at values in excess of 110% of their carrying value as of December 31, 2010. The Company has paid JCP Realty an aggregate of $0.8 million in fiscal 2014 under the JCP Consulting Agreement, of which $0.15 million represented the base fee and $0.64 million represented legacy fees under the JCP Consulting Agreement. Mr. Wolf is the Managing Member of JCP Realty Advisors.

ITH Partners Consulting Services Agreement

In April 2011, the Company and ITH Partners, LLC (“ITH Partners”) entered into an Amended and Restated Consulting Services Agreement (the “ITH Consulting Agreement”) pursuant to which ITH Partners agreed to provide the Company with certain consulting services relating to, among other things, strategic and business development matters, due diligence and analytical work with respect to the Company’s asset portfolio, prospective asset purchases and sales, services being provided by the Company’s valuation consultants, the analysis of various liquidity strategies (including debt and equity financing alternatives), governance issues, and insurance matters. Under the terms of the ITH Consulting Agreement, the Company was required to pay ITH “legacy asset fees” equal to 3% of the positive difference derived by subtracting (i) 110% of the Company’s December 31, 2010 valuation of any asset then owned by the Company from the (ii) the gross sales proceeds, if any, from sales of such asset (on a legacy asset by asset basis without any offset for losses realized on any individual asset sales). For fiscal 2014, the Company paid ITH Partners the aggregate amount of $1.6 million under the ITH Consulting Agreement consisting of base consulting fees of $493,000, legacy asset disposition fees of $850,000 and fees earned in connection with arranging financing for the Company of $247,000. Mr. Bain is the sole owner and manager of ITH Partners.

Termination of ITH Consulting Services Agreement

In July 2014, the Company and ITH Partners agreed to terminate the ITH Consulting Agreement pursuant to which the Company issued ITH Partners a warrant to purchase 1,000,000 shares of the Company’s common stock (the “ITH Warrant”). The ITH Warrant is exercisable for a ten (10) year term and the exercise price of the ITH Warrant is equal to fair market value of the Common Stock as of July 24, 2014 as determinable by the Company as of such date. Except for the issuance of the ITH Warrant, no termination fees or other remuneration were paid in connection with the termination of the ITH Consulting Agreement. Mr. Bain is the sole owner and manager of ITH Partners.

Termination of William Meris Employment Agreement

In July 2014, the Company and William Meris, the Company’s former Chief Executive Officer and President, entered into an Employment Separation and General Release Agreement (the “Meris Separation Agreement”). In connection therewith, the Company and Mr. Meris terminated that certain Employment Agreement dated April 20, 2011 between the Company and Mr. Meris, as amended (the “Meris Employment Agreement”). Pursuant to the Meris Separation Agreement, the Company agreed to pay Mr. Meris severance pay in the amount of $1,236,360, less required withholdings one-half payable within 10 days of the effective date of his resignation and the balance payable over 12 months on a pro rata monthly basis commencing in August 2014. The Company also agreed to re-price the options held by Mr. Meris such that their exercise price would be equal to fair value on his separation date and to provide Mr. Meris with certain additional benefits, including extended health insurance benefits. The Meris Separation Agreement also contained such continuing cooperation, non-disparagement, non-solicitation and indemnification provisions as are customary in agreements of this nature. The Company paid Mr. Meris a total of $1.1 million under the Meris Separation Agreement in fiscal 2014.

Issuance of Warrant to Juniper Capital Partners, LLC

In July 2014, the Company issued to Juniper Capital Partners, LLC a warrant to acquire 1,000,000 shares of the Company’s common stock (the “Juniper Warrant”). The Juniper Warrant is exercisable for a ten (10) year term and has an exercise price of $3.2171 per share. The Juniper Warrant is exercisable in cash, and subject to certain conditions may also be exercised on a cashless basis. Mr. Jay Wolf, a director of the Company and the Series B-1 Director Designee, is the managing member of Juniper Capital Partners, LLC.

Darak Restricted Stock Award Agreement

In July 2014, the Company entered into a Restricted Stock Award Agreement (“Darak RSA Agreement”), effective as of January 1, 2015, with Steve Darak, the Company’s chief financial officer at the time, pursuant to which the Company granted Mr. Darak an award of 250,000 restricted shares of Common Stock of the Company (the “Darak Stock Award”). The Darak RSA Agreement provides for vesting of the Darak Stock Award ratably over the three-year period beginning on January 1, 2015. As a result of a tax election taken by Mr. Darak, the maximum number of shares issuable under the Darak RSA Agreement is 211,605 shares. In the event of a change of control, termination from the Company without cause, or death, Mr. Darak’s interest in all of the shares subject to the Darak Stock Award will become fully vested and non-forfeitable. Mr. Darak’s voluntary termination of his employment or a termination of his employment for cause by the Company shall result in any shares of the Darak Stock Award that are not vested or otherwise non-forfeitable being forfeited on such date.

Payoff Agreement with NWRA Ventures I, LLC

In April 2014, the Company entered into an agreement (the “Payoff Agreement”) with NW Capital, its senior lender, for the purpose of allowing for the Company’s early prepayment of the senior secured, convertible loan on or before May 30, 2014. Under the terms of the NW Capital loan agreement, NW Capital had substantial approval rights over our operations and NW Capital or its affiliates, upon conversion of the loan to the Company’s Series A preferred stock, which in turn was convertible into our common stock, would beneficially own approximately 27.3% of the Company’s common stock without taking into account additional shares to which NW Capital may have been entitled to receive as a result of deferred interest on its loan or paid-in-kind dividends on the Series A preferred stock. In addition, if NW Capital had converted the loan into Series A preferred stock, it would have held a majority of the Company’s outstanding preferred stock and effectively have the ability to control the appointment of two directors to our board of directors. As a result of its substantial beneficial equity interest in us, NW Capital had considerable influence over our corporate affairs and actions, and they were deemed to be a related party for reporting purposes. The Payoff Agreement, as it was subsequently amended, among other things, established a prepayment amount of $80 million and required the repurchase by the Company of 319,484 shares of the Company’s stock held by NW Capital at a price equal to the original purchase price of such shares of $8.02 per share, which was $1.3 million above our stock’s estimated fair value as of December 31, 2013 of $4.12 per share.

Fourth Amendment to NW Capital Loan Agreement, Repurchase of Shares and Subsequent Payoff of NW Capital’s Loan

In July 2014, the Company and NW Capital entered into the Fourth Amendment to Loan Agreement (the “Fourth Amendment”) and First Amendment to Promissory Note (the “Note Amendment”, and collectively with the Fourth Amendment, the “Loan Modification Documents”) modifying the terms of the NW Capital original loan (as modified, the “Modified Loan”), which, among other things, extended the maturity date of the NW Capital loan and terminated the rights held by NW Capital to convert its loan into shares of the Company’s Series A Preferred. In connection with these transactions, the Company repurchased 319,484 shares of Class B Common Stock held by an affiliate of NW Capital for a cash payment of $2,565,149. In January 2015, the Company paid $36.0 million plus accrued interest to NW Capital to fully satisfy the loan.

Loan Agreement with SRE Monarch

In December 2014, the Company borrowed $5.0 million from SRE Monarch pursuant to the SRE Note. The Company used the proceeds under the SRE Note to make a scheduled payment under the Company’s prior existing senior indebtedness to NW Capital. SRE Monarch is a related party of Seth Singerman, one of the Company’s directors and an affiliate of the holder of all of our Series B-2 Preferred Shares. The SRE Note bears interest at a per annum base rate of 16% which is subject to increase in the event that the SRE Note is not repaid in full on or prior to its maturity date. The Company paid SRE Monarch a structuring fee of $100,000 at origination and agreed to pay a facility use fee, a facility exit fee and certain other customary fees, costs and expenses in connection with a timely payoff of the SRE Note. The SRE Note was originally scheduled to mature on April 24, 2015 but prior to such date, the Company and SRE Monarch extended the maturity date until June 24, 2015 (the “Extension Period”) pursuant to which the Company agreed to pay an Extension Period fee in the amount of $50,000 plus all accrued interest through the amendment date. Assuming the SRE Note is paid at maturity, the final facility exit fee amount will be reduced by the amount of interest incurred under the SRE Note during the extension period.

March 2011 New World Realty Advisors, LLC Consulting Agreement

Effective March 2011, the Company entered into an agreement with New World Realty Advisors, LLC (“NWRA”), an affiliate of NW Capital, to provide certain consulting and advisory services in connection with the Company’s development and implementation of an interim recovery and workout plan and long-term strategic growth plan. Fees under this agreement included a non-contingent monthly fee of $125,000 and a success fee component, plus out-of-pocket expenses. The success fee included a capital advisory fee and associated right of first offer to provide advisory services (subject to separate agreement), a development fee and associated right of first offer to serve as developer (subject to separate agreement), an origination fee equal to 1% of the total amount or gross purchase price of any loans made or asset acquired identified or underwritten by NWRA and a legacy asset performance fee equal to 10% of the positive difference between realized gross recovery value and 110% of the December 31, 2010 carrying value, calculated on a per REO or loan basis. No offsets between positive and negative differences are allowed. During each of the years ended December 31,

2014 and 2013, NWRA earned base management fees of approximately $1.5 million and legacy asset fees totaling $0.3 million and $0.5 million, respectively. NWRA also earned an origination fee of $0.4 million during the year ended December 31, 2013. This Agreement was terminated in 2014 and there will be no further payments made thereunder.

June 2011 Juniper Capital Partners, LLC Consulting Agreement

In June 2011, the Company entered into a consulting agreement with Juniper Capital, which at the time was an affiliate of NW Capital, pursuant to which the Company engaged Juniper Capital to provide certain consulting services with respect to, among other things, strategic and business development matters, the structuring and capitalization of special purpose entities, and leveraging relationships to access market opportunities. During each of the years ended December 31, 2014 and 2013, the Company paid $0.3 million to Juniper Capital under this agreement. This agreement was terminated in July 2014 and there will be no further payments made thereunder. Mr. Wolf, one of our directors, was the managing member of Juniper Capital at the time of these payments.

Jack and Brohard Restricted Stock Agreements

Effective in January 2015, the Company entered into a Restricted Stock Award Agreement with each of Lisa Jack, the Company’s Chief Financial Officer (“Jack RSA Agreement”) and Jonathan Brohard, the Company’s Executive Vice President and General Counsel (“Brohard RSA Agreement”) in connection with their employment agreements, pursuant to which the Company granted Ms. Jack an award of 100,000 restricted shares of Common Stock of the Company and Mr. Brohard an award of 150,000 restricted shares of Common Stock of the Company. The Jack RSA Agreement and the Brohard RSA Agreement each provides for vesting of their respective stock award ratably over the three-year period beginning on January 7, 2015. As a result of a tax election taken by Ms. Jack, the maximum number of shares issuable under the Jack RSA Agreement is 76,494 shares.

SUBMISSION OF PROPOSALS FOR NEXT ANNUAL MEETING

The deadline for submitting a stockholder proposal for inclusion in the Company’s Proxy Statement and Form of Proxy for the Company’s annual meeting of stockholders to be held in 2016 (the “2016 Annual Meeting”) is currently expected to be February 10, 2016. Stockholder proposals should be directed to the Company via certified mail, Attention: Corporate Secretary, 7001 N. Scottsdale Road, Suite 2050, Scottsdale, AZ 85253. Any stockholder proposal submitted other than for inclusion in the Company’s proxy materials for the 2016 Annual Meeting must be delivered to the Company no later than April 26, 2016 or such proposal will be considered untimely. If a stockholder proposal is received after April 26, 2016, the Company may vote ALL proxies, in its discretion as to the proposal.

ANNUAL REPORTS

The Company will furnish without charge to each person from whom a proxy is being solicited, upon written request of any such person, a copy of the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2014, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to: IMH Financial Corporation, 7001 N. Scottsdale Road, Suite 2050, Scottsdale, AZ 85253, Attention: Corporate Secretary.

SOLICITATION OF PROXIES

The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company by personal interview or telephone. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation.

OTHER MATTERS

The directors know of no other matters that are likely to be brought before the Annual Meeting. The Company did not receive notice of any other matter intended to be raised by a stockholder at the Annual Meeting. Therefore, the enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.

By Order of the Board of Directors

/s/ Jonathan Brohard

Jonathan Brohard

General Counsel and Corporate Secretary

June 10, 2015

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER

MEETING TO BE HELD ON JULY 21, 2015

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2014 is available free of charge at www.proxydocs.com/IMHF.

ANNEX A

FIRST AMENDED AND RESTATED 2010 IMH FINANCIAL CORPORATION EMPLOYEE STOCK INCENTIVE PLAN

1.	PURPOSE OF PLAN

The purpose of this First Amended and Restated 2010 IMH Financial Corporation Employee Stock Incentive Plan (this “Plan”) of IMH Financial Corporation, a Delaware corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.	ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person, who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.	PLAN ADMINISTRATION

3.1 The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

3.2 Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a) determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b) grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c) approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d) construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e) cancel, modify, or waive the Corporation’s rights with respect to, to reprice or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f) accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g) adjust the number of shares of Common Stock (as defined herein) subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6;

(h) determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j) acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

(k) determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3 Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5 Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1 Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2 Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan is 2,700,000 shares, provided that the maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan shall automatically increase to 3,300,000 shares upon the consummation of an initial public offering of the Corporation’s Common Stock (the “Share Limit”).

The following limits also apply with respect to awards granted under this Plan:

(a) The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan upon the consummation of an initial public offering of the Corporation’s Common Stock is 3,300,000 shares.

(b) The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 600,000 shares.

(c) Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3 Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan (including, for purposes of clarity, the limits of Section 4.2 of this Plan). (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the share limits of this Plan). Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award, shall also be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4 Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.	AWARDS

5.1 Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be determined by the Administrator on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). ISOs may only be granted with a per share exercise price of not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be determined by the Administrator on the date of grant of the SAR and set forth in the applicable award agreement. The maximum term of a SAR shall be ten (10) years.

5.1.4 Other Awards. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards.

5.2 Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted to officers and employees with an exercise or base price not less than the fair market value of a share of Common Stock on the date of grant (“Qualifying Options” and “Qualifying SARS,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based com-pensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using one or more of the Business Criteria set forth below (on an absolute basis or relative to the performance of other companies or upon comparisons of any of the indicators of performance relative to other companies) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

5.2.1 Class; Administrator. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2 Performance Goals. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock price, total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its Subsidiaries. To qualify awards as performance-based under Section 162(m) of the Code, the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals

(“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. The terms of the Performance-Based Awards may specify the manner, if any, in which performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

5.2.3 Form of Payment; Maximum Performance-Based Award. Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and Qualifying SARs, and other than cash awards covered by the following sentence) that are granted to any one participant in any one calendar year shall not exceed 600,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $20,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent required by Section 162(m) of the Code.

5.2.4 Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5 Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6 Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which securityholders first approve this Plan, subject to any subsequent extension that may be approved by stockholders.

5.3 Award Agreements. Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Corporation by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator and recorded by the Corporation (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally (in each case, an “award agreement”), as the Administrator may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4 Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5 Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.6 Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock on the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Stock were reported by the Exchange on that date, the closing price (in regular trading) for a share of Common Stock on the Exchange for the next preceding day on which sales of Common Stock were reported by the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock on the Exchange for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7 Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.7.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a) transfers to the Corporation (for example, in connection with the expiration or termination of the award),

(b) the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c) subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d) if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e) the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8 International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.	EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1 General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2 Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the applicable award agreement.

6.3 Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.	ADJUSTMENTS; ACCELERATION

7.1 Adjustments. Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock or other stock of the Corporation; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2 Corporate Transactions-Assumption and Termination of Awards. Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); any exchange of Common Stock or other securities of the Corporation in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); a sale of all or substantially all the business, stock or assets of the Corporation in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or the award would otherwise continue in accordance with its terms in the circumstances: (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of the award if an event giving rise to an acceleration does not occur.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

7.3 Other Acceleration Rules. The Administrator may override the provisions of Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a non-qualified stock option under the Code.

8.	OTHER PROVISIONS

8.1 Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2 No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3 No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4 Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5 Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a) require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b) deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

8.6 Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date. This Plan, originally having been approved by the holders of membership interests of the Company’s predecessor on June 18, 2011 was originally effective as of June 18, 2011, the date of its approval (the “Effective Date”). This First Amended and Restated Plan, having been approved by the Board on March 23, 2015 shall have an effective date of March 23, 2015 upon approval by the Company’s stockholders. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards.

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7 Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8 Governing Law; Construction; Severability.

8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction.

(a) Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b) Section 162(m). Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) of the Code will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m) of the Code.

8.9 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10 Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11 Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12 No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13 Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

ANNEX B

2014 IMH FINANCIAL CORPORATION

NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

1.	PURPOSE OF PLAN

The purpose of this 2014 IMH Financial Corporation Non-Employee Director Compensation Plan (the “Plan”) is to attract, retain and compensate highly-qualified individuals who are not employees of IMH Financial Corporation or any of its subsidiaries or affiliates for service as members of the Board by providing them with competitive compensation and to promote common interests of such individuals with those of the shareholders of the Corporation.

2.	ELIGIBILITY

Independent Directors of the Corporation who are Eligible Participants, as defined below, shall automatically be participants in the Plan.

3.	DEFINITIONS

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Certificate of Designation of Series B-1 Cumulative Convertible Preferred Stock and Series B-2 Cumulative Convertible Preferred Stock, as it may be amended from time to time. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

“Base Annual Retainer” means the annual retainer (excluding Service Fees and expenses) payable by the Corporation to an Independent Director pursuant to Section 6.2 hereof for service as a director of the Corporation, as such amount may be changed from time to time.

“Board” means the Board of Directors of the Corporation.

“Bylaws” means the Third Amended and Restated Bylaws of the Corporation as they may be amended from time to time.

“Charter” means the certificate of incorporation of the Corporation, as such certificate of incorporation may be amended from time to time.

“Corporation” means IMH Financial Corporation.

“Effective Date” of the Plan has the meaning set forth in Section 7.9 of the Plan.

“Election Retainer” means the one-time retainer payable by the Corporation to an Independent Director pursuant to Section 6.1 hereof upon such person’s election to the Board, as such amount may be changed from time to time.

“Election Retainer Vesting Date” means the date that is the second anniversary of a person’s appointment or election to the Board.

“Eligible Participant” means any person who is an Independent Director on the Effective Date or becomes an Independent Director while this Plan is in effect; except that during any period a director is prohibited from participating in the Plan by his or her employer or otherwise waives participation in the Plan, such director shall not be an Eligible Participant.

“Fair Market Value” means:

(i)	If Shares are listed on a stock exchange, Fair Market Value shall be determined based on the last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the next trading date.

(ii)	If Shares are not so listed, but trades of Shares are reported on the Nasdaq National Market, Fair Market Value shall be determined based on the last quoted sale price of a Share on the Nasdaq National Market on the date of determination, or if such date is not a trading day, the next trading date.

(iii)	If Shares are not so listed nor trades of Shares so reported, Fair Market Value shall be determined by the Board in good faith.

“Independent Director” means a director of the Corporation who is not a common law employee of the Corporation and who meets the independence requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002, and rules adopted thereunder by the United States Securities and Exchange Commission (the “SEC”).

“Plan” means this 2014 IMH Financial Corporation Non-Employee Director Compensation Plan, as amended from time to time.

“Plan Year(s)” means the approximate twelve-month periods between annual meetings of the stockholders of the Corporation, which, for purposes of the Plan, are the periods for which annual retainers are earned.

“Shares” means the common stock of the Corporation and such other securities and property as may become the subject of awards under the Plan.

4.	ADMINISTRATION

4.1.	Administration. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

4.2.	Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan, including, without limitation, the authority to:

4.2.1.	grant awards to Eligible Participants, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

4.2.2.	approve the forms of award agreements (which need not be identical either as to type of award or among participants);

4.2.3.	construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

4.2.4.	determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

4.3.

Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

4.4.	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted to be taken or made in good faith.

4.5.	Delegation. The Administrator may delegate ministerial and non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

5.	SHARES SUBJECT TO THE PLAN; SHARE LIMITS; ADJUSTMENTS; ACCELERATION

5.1.	Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan.

5.2.	Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Participants under this Plan is 300,000 shares (the “Share Limit”), subject to adjustment pursuant to Section 7.6. The following limits also apply with respect to awards granted under this Plan.

5.3.	Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award, shall also be available for subsequent awards under this Plan.

5.4.	Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan. No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan.

6.	RETAINERS, FEES, RESTRICTED STOCK GRANTS, AND EXPENSES

6.1.	Election Retainer. Each Eligible Participant shall be paid an Election Retainer as a result of such person’s election or appointment to the Board. The amount of the Election Retainer shall be established from time to time by the Board. Until changed by the Board, the Election Retainer shall be $50,000.00. The Election Retainer shall be payable promptly after the Election Retainer Vesting Date (and, in the event that such person has ceased to be a member of the Board as of the Election Retainer Vesting Date for any reason whatsoever, then the Election Retainer shall be forfeited and shall cease to be payable by the Corporation). No Eligible Participant shall be entitled to receive more than one Election Retainer.

6.2.	Base Annual Retainer. Each Eligible Participant shall be paid a Base Annual Retainer for service as a director during each Plan Year. The amount of the Base Annual Retainer shall be established from time to time by the Board. Until changed by the Board, the Base Annual Retainer for a full Plan Year shall be $40,000.00. The Base Annual Retainer shall be payable in approximately equal quarterly installments in advance, beginning on the date of the annual stockholders meeting at which such Eligible Participant is elected. A pro rata Base Annual Retainer will be paid to any person who becomes an Eligible Participant on a date other than the beginning of a Plan Year, for example, as a result of an appointment to the Board, based on the number of full months he or she serves as an Independent Director during the Plan Year. Payment of such prorated Base Annual Retainer shall begin on the date that the person first becomes an Eligible Participant, and shall resume on a quarterly basis thereafter. Notwithstanding the foregoing, for the partial year from the Effective Date until the 2015 Annual Meeting, each Eligible Participant shall be entitled to receive a full year’s Base Annual Retainer.

6.3.	Restricted Stock Grant. On the date of each annual meeting of the Company’s shareholders, commencing with the 2015 Annual Meeting, each Eligible Participant shall be granted shares of Restricted Stock for service as a director during each Plan Year. Notwithstanding the foregoing, for the partial year from the Effective Date until the 2015 Annual Meeting, each Eligible Participant shall be granted the full number of Restricted Shares set forth below as of the date of Board approval of the Policy. The number of shares of Restricted Stock to be granted for each subsequent Plan Year is subject to change from time to time by the Board. Until changed by the Board, the number of shares of Restricted Stock to be granted for each Plan Year shall be determined by dividing $20,000 by the then current Fair Market Value of the Corporation’s Common Stock. For purposes hereof, “Restricted Stock” means Common Stock of the Corporation which may not be transferred or otherwise disposed of by the holder thereof prior to becoming vested pursuant to the terms of a restricted stock agreement to be entered into by and between the Corporation and the Eligible Participant. Until changed by the Board, Restricted Stock shall be subject to a one-year vesting requirement.

6.4.	Committee Member Fees. Each Eligible Participant shall be paid a cash fee for the following services as a director during each Plan Year (“Service Fees”). The amount of the Service Fees shall be established from time to time by the Board. Until changed by the Board, the Service Fees shall be as follows:

Role/Service	Amount
Attendance at Board Meetings	$2,500 per meeting
Chair of the Audit Committee	Annual Retainer of $25,000
Audit Committee Member	Annual Retainer of $12,500
Attendance at Audit Committee Meeting	$1,500 per meeting
Chair of the Compensation Committee	Annual Retainer of $10,000
Compensation Committee Member	Annual Retainer of $5,000
Attendance at Compensation Committee Meeting	$1,000 per meeting
Chair of Nominating Committee	Annual Retainer of $2,500
Nominating Committee Member	Annual Retainer of $1,000
Attendance at Nominating Committee Meeting	$1,000 per meeting
Investment Committee Service	$5,000 per each investment opportunity brought before the Investment Committee for approval

A pro rata Service Fee will be paid to any Eligible Participant who begins to serve in a capacity entitling such person to such fee on a date other than the beginning of a Plan Year, based on the number of full months he or she serves in such capacity. Payment of such pro-rated Service Fee shall begin on the date that the person first becomes entitled to such fee, and shall resume on a quarterly basis thereafter.

6.5.

Travel Expense Reimbursement. All members of the Board Participants shall be reimbursed for reasonable travel expenses in connection with attendance at meetings of the Board and its committees, or other Corporation functions at which the Chief Executive Officer or Chair of the Board requests such director to participate. Notwithstanding the foregoing, the Corporation’s reimbursement obligations pursuant to this Section 6.5 shall be limited to expenses incurred during such director’s service as a director. Such payments will be made within 30 days after delivery of the director’s written requests for payment, accompanied by such evidence of expenses incurred as the Corporation may reasonably require, but in no event later than the last day of the director’s tax year following the tax year in which the expense was incurred. The amount reimbursable in any one tax year shall not affect the amount reimbursable in any other tax year. A director’s right to reimbursement pursuant to this Section 6.5 shall not be subject to liquidation or exchange for another benefit.

7.	OTHER PROVISIONS

7.1.	Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

7.2.	Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

7.3.	Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part, provided that no such termination shall, without the consent of the Independent Director, affect the rights of such Independent Director to any compensation earned prior to such termination. No awards may be granted during any period that the Board suspends this Plan.

7.4.	Governing Law; Severability; Plan Construction.

7.4.1.	Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

7.4.2.	Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

7.4.3.	Plan Construction. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

7.5.	Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

7.6.	Effect of Certain Changes in Capitalization. In the event of any recapitalization, stock split, reverse stock split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affecting the Shares, the Share Limit, and the number or class of shares of Shares to be delivered hereunder, shall be adjusted by the Administrator to reflect any such change in the number or class of Shares.

7.7.	Rights of Directors. Nothing contained in the Plan shall confer on any Independent Director any right to continue in service as a director of the Corporation.

7.8.	Taxes. The Company shall withhold the amount of any federal, state, local or other tax, charge or assessment attributable to the grant of any award granted hereunder as it shall deem necessary or appropriate in its sole discretion.

7.9.	Term of Plan. The Effective Date of this Plan shall be August 6, 2014 provided that the Plan is approved at the annual meeting of shareholders held in 2015. The Plan shall terminate in ten years unless sooner terminated pursuant to Section 7.3 of the Plan.

ANNUAL MEETING OF STOCKHOLDERS OF

IMH FINANCIAL CORPORATION

Date:	July 21, 2015
Time:	9:00 A.M. Arizona Time
Place:	6333 N. Scottsdale Road, Scottsdale, Arizona

Please make your marks like this:  ☒ Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES, “FOR” PROPOSALS 2, 3, 5 AND 6, AND “THREE YEARS” FOR PROPOSAL 4.

1: Election of Directors	Board of Directors Recommend ê
01 Lawrence D. Bain	For
02 Leigh Feuerstein	For
03 Dr. Andrew Fishleder	For
04 Michael Racy	For

Vote For All	Withhold Authority	*Vote For All
Nominees	For All Nominees	Except
☐	☐	☐

*INSTRUCTIONS: To withhold authority for any individual nominee(s), mark the exception box and write the number(s) in the space provided to the right.

	For	Against	Abstain
2: Ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015.	☐	☐	☐		For
	For	Against	Abstain
3: Advisory vote to approve executive compensation	☐	☐	☐		For
	1 year	2 years	3 years	Abstain	For Three Years
4: Advisory vote on the frequency of stockholder vote on executive compensation	☐	☐	☐	☐

	For	Against	Abstain

5: Approval of the First Amended and Restated 2010 IMH Financial Corporation Employee Stock Incentive Plan	☐	☐	☐		For
	For	Against	Abstain
6: Approval of the 2014 IMH Financial Corporation Non-Employee Director Compensation Plan	☐	☐	☐		For

Authorized Signatures - This section must be

completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears hereon or if the stockholder is other than a natural person by a duly authorized representative of such stockholder. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Stockholders of IMH Financial Corporation

to be held on Tuesday, July 21, 2015

This proxy is being solicited on behalf of the Board of Directors

INTERNET	VOTE BY:	TELEPHONE

Go To		866-221-8435
www.proxypush.com/IMHF		• Use any touch-tone telephone.
• Cast your vote online.	OR	• Have your Proxy Card/Voting Instruction Form ready.
• View proxy materials.
• Follow the simple recorded instructions.

MAIL

OR	• Mark, sign and date your Proxy Card.
• Detach your Proxy Card.
• Return your Proxy Card in the postage-paid envelope provided.

All votes must be received by the proxy tabulator by no later than 5:00 P.M.,

Eastern Time, July 20, 2015.

PROXY TABULATOR FOR

IMH FINANCIAL CORPORATION
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Proxy — IMH Financial Corporation

Annual Meeting of Stockholders

July 21, 2015, 9:00 A.M. Arizona Time

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Lawrence D. Bain and Jonathan Brohard as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Voting Common Stock of IMH Financial Corporation held of record by the undersigned on June 1, 2015, at the Annual Meeting of Stockholders to be held at 9:00 a.m. at the Hilton Scottsdale Resort, 6333 N. Scottsdale Road, Scottsdale, Arizona, on July 21, 2015, or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Named Proxies cannot vote your shares unless you sign and return this card. If you vote by Internet or telephone, you do NOT need to mail back your proxy card.

To attend the meeting and vote your shares in person, please mark this box.	☐